                                                                    Exhibit 2.15




                            STOCK PURCHASE AGREEMENT
                                      among
                               MJD VENTURES, INC.
                                  JANE GETTMAN,
                                 EARLENE WINNER
                                       and
                      THE COLUMBUS GROVE TELEPHONE COMPANY
                          dated as of November 2, 1998

                                TABLE OF CONTENTS


      This Table of Contents is not part of this Agreement but is attached for convenience only.


ARTICLE I

      PURCHASE OF STOCK......................................................2
            Section 1.1 Purchase and Sale....................................2
            Section 1.2 Purchase Price.......................................2
            Section 1.3 Excluded Assets and Liabilities......................2


ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF THE BELCH SISTERS ...................3
            Section 2.1 Corporate Organization...............................3
            Section 2.2 Authorization........................................3
            Section 2.3 No Violation.........................................3
            Section 2.4 Subsidiaries and Investments.........................4
            Section 2.5 Stock Record Book....................................4
            Section 2.6 Corporate Books......................................5
            Section 2.7 Title to Stock.......................................5
            Section 2.8 Options and Rights...................................5
            Section 2.9 Financial Statements.................................6
                        (a)   Generally.  ...................................6
                        (b)   Absence of Change.  ...........................6
            Section 2.10      Employees......................................7
            Section 2.11      Absence of Certain Changes.....................8
            Section 2.12      Contracts......................................8
                        (a)   Generally.  ...................................8
                        (b)   Compliance.  .................................10
            Section 2.13      True and Complete Copies......................10
            Section 2.14      Title and Related Matters.....................10
                        (a)   Owned Property.  .............................10
                        (b)   Leased Property.  ............................11
                        (c)   Liens.  ......................................11
                        (d)   Utilities.  ..................................11
                        (e)   Condition.  ..................................12
            Section 2.15      Litigation....................................12
            Section 2.16      Tax Matters...................................12
                        (a)   Generally.  ..................................12
                        (b)   Good Faith.  .................................13

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                        (c)   Claims.  .....................................13
                        (d)   Course of Business.  .........................13
                        (e)   Withholdings.  ...............................13
                        (f)   Partnerships.  ...............................13
                        (g)   Accounting Method Adjustments.  ..............13
                        (h)   Tax Exemptions.  .............................14
                        (i)   Tax Return Reviews.  .........................14
                        (j)   Power of Attorney.  ..........................14
                        (k)   True and Complete Copies. ....................14
            Section 2.17      Bank and Brokerage Accounts...................14
            Section 2.18      Compliance with Applicable
                              Laws, Regulations and Orders..................14
            Section 2.19      Employee Benefit Plans........................14
            Section 2.20      Intellectual Property.........................18
            Section 2.21      Environmental Matters.........................18
                        (a)   Generally.  ..................................19
                        (b)   Property. ....................................19
                        (c)   Transportation.  .............................19
                        (d)   Notification of Release.  ....................19
                        (e)   Liens.  ......................................19
                        (f)   Site Assessments.  ...........................20
            Section 2.22      Capital Expenditures and Invest-
                              ments.........................................20
            Section 2.23      Dealings with Affiliates......................20
            Section 2.24      Insurance.....................................20
            Section 2.25      Commissions...................................21
            Section 2.26      Permits and Reports...........................21
            Section 2.27      Absence of Undisclosed Liabilities............22
            Section 2.28      Disclosure....................................22


ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.......................22
            Section 3.1 Corporate Organization..............................23
            Section 3.2 Authorization.......................................23
            Section 3.3 No Violation........................................23
            Section 3.4 Investment Intent...................................23



ARTICLE IV

      COVENANTS OF THE SELLER AND THE COMPANY...............................24

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            Section 4.1 Regular Course of Business..........................24
                        (a)   Generally.  ..................................24
                        (b)   Compensation.  ...............................24
                        (c)   Insurance.  ..................................24
                        (d)   Claims.  .....................................24
                        (e)   Supplement.  .................................25
            Section 4.2 Amendments..........................................25
            Section 4.3 Capital Changes.....................................25
            Section 4.4 Dividends...........................................25
            Section 4.5 Capital Expenditures................................25
            Section 4.6 Borrowing...........................................25
            Section 4.7 Property............................................26
            Section 4.8 Other Commitments...................................26
            Section 4.9 Interim Financial Information.......................26
            Section 4.10 Consents and Authorizations........................26
            Section 4.11 Access.............................................26
            Section 4.12 Notice of Transfer.................................26
            Section 4.13 Payment of Stamp Tax...............................26
            Section 4.14 Disclosure.........................................27
            Section 4.15 Cooperation with Purchaser.  ......................27
            Section 4.16 Reasonable Efforts to Assemble
                         Company Capital Stock..............................27


ARTICLE V

      COVENANTS OF THE PURCHASER............................................28
            Section 5.1 Consents and Authorizations.........................28
            Section 5.2 Employees.  ........................................28

ARTICLE VI

      OTHER AGREEMENTS......................................................28
            Section 6.1 Agreement to Defend.................................28
            Section 6.2 Further Assurances..................................28
            Section 6.3 Consents............................................29
            Section 6.4 No Solicitation or Negotiation......................29
            Section 6.5 No Termination of the Obligations
                              by Subsequent Dissolution.....................29
            Section 6.6 Public Announcements................................29
            Section 6.7 Records and Information.............................30
                        (a)   Retention of Records.  .......................30

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                        (b)   Access to Information.  ......................30
                        (c)   Provisions of Corporate Records.  ............30
                        (d)   Witnesses.  ..................................30
            Section 6.8 Insurance Policies and
                              Claims Administration.........................31
                        (a)   Insurance Coverage Prior to the
                              Closing Date. ................................31
                        (b)   Insurance Coverage After the
                              Closing Date.  ...............................31
            Section 6.9 Other Tax Matters...................................32
                        (a)   Tax Returns.  ................................32
                        (b)   Information.  ................................32

ARTICLE VII

      CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER........................32
            Section 7.1 Representations and Warranties......................33
            Section 7.2 Consents and Approvals..............................33
            Section 7.3 No Material Adverse Change..........................33
            Section 7.4 No Proceeding or Litigation.........................34
            Section 7.5 Secretary's Certificate.............................34
            Section 7.6 Certificates of Good Standing.......................34
            Section 7.7 Opinion of Seller's Counsel.........................34
            Section 7.8 Noncompetition Agreement............................34
            Section 7.9 Consulting Agreement.  .............................34
            Section 7.10 Resignations.......................................34
            Section 7.11 Other Documents....................................34
            Section 7.12 Liens..............................................34
            Section 7.13 Delivery of Certain Company Capital
                         Stock.  ...........................................35
            Section 7.14 Delivery of Minute Books.  ........................35
            Section 7.15 Delivery of Interim Financial Statements...........35


ARTICLE VIII

      CONDITIONS TO THE OBLIGATIONS
      OF THE BELCH SISTERS..................................................35
            Section 8.1 Representations and Warranties......................35
            Section 8.2 Consents and Approvals..............................35
            Section 8.3 No Proceeding or Litigation.........................36
            Section 8.4 Secretary's Certificate.............................36

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            Section 8.5 Opinion of Purchaser's Counsel.  ...................36
            Section 8.6 Excluded Assets  Documents.  .......................36
            Section 8.7 Noncompetition Agreement.  .........................36
            Section 8.8 Consulting Agreement.  .............................36
            Section 8.9 Certificate of Good Standing.  .....................36
            Section 8.10 Other Documents.  .................................36


ARTICLE IX

      CLOSING...............................................................37
            Section 9.1 Closing.............................................37
            Section 9.2 Closing Date Payment and Receipt of
                              Shares from Seller............................37
            Section 9.3 Closing Date Payment and Receipt of
                              Shares from Other Stockholders.  .............37
            Section 9.4 Purchase of Certain Company Capital
                              Stock.........................................38


ARTICLE X

      TERMINATION AND ABANDONMENT...........................................38
            Section 10.1      Methods of Termination........................38
                        (a)   Mutual Consent.  .............................38
                        (b)   Seller's Failure to Perform.  ................38
                        (c)   Purchaser's Failure to Perform.  .............39
                        (d)   Failure to Close by March 31,
                              1999..........................................39
                        (e)   Material Adverse Change.  ....................39
                        (f)   Remedies.  ...................................39
            Section 10.2      Procedure Upon Termination....................39
                        (a)   Return of Records.  ..........................39
                        (b)   Confidentiality.  ............................39


ARTICLE XI

      SURVIVAL OF TERMS; INDEMNIFICATION....................................40
            Section 11.1      Survival; Limitations.........................40
            Section 11.2      Escrow of Liquid Assets.......................40
            Section 11.3      Indemnification by the Belch
                              Sisters.......................................41
                        (a)   Misrepresentation or Breach.  ................41

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                        (b)   Taxes.  ......................................41
                        (c)   Third Party Claims.  .........................41
                        (d)   Other.........................................41
                        (e)   Related Expenses.  ...........................41
            Section 11.4      Indemnification by the Purchaser..............41
                        (a)   Misrepresentation or Breach.  ................42
                        (b)   Taxes.  ......................................42
                        (c)   Third Party Claims.  .........................42
                        (d)   Officers and Directors........................42
                        (e)   Other.........................................42
                        (f)   Related Expenses.  ...........................42
            Section 11.5      Third Party Claims............................42
                        (a)   Generally.  ..................................42
                        (b)   Counsel.  ....................................43
            Section 11.6      Other Claims..................................44
            Section 11.7      Continued Liability for Indemnity
                              Claims........................................45
            Section 11.8      Exclusive Remedy.  ...........................45
            Section 11.9      Early Release of Escrow Funds
                              Upon Nonpayment of Gettman Noncom-
                              petition Agreement and Consulting
                              Agreement Obligations Absent Gettman
                              Default.......................................46

      ARTICLE XII

      GENERAL PROVISIONS....................................................46
            Section 12.1      Amendment and Modification....................46
            Section 12.2      Waiver........................................46
            Section 12.3      Certain Definitions...........................46
            Section 12.4      Notices.......................................50
            Section 12.5      Assignment....................................51
            Section 12.6      Governing Law.................................51
            Section 12.7      Counterparts..................................51
            Section 12.8      Headings......................................51
            Section 12.9      Entire Agreement..............................51
            Section 12.10     No Benefit....................................52
            Section 12.11     Delays or Omissions...........................52
            Section 12.12     Severability..................................52
            Section 12.13     Expenses......................................52
            Section 12.14     Time of the Essence.  ........................52
            Section 12.15     Injunctive Relief.............................52

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SCHEDULES

  1.3       Excluded Assets and Liabilities
  2.3       No Violations
  2.4       Subsidiaries and Investments
  2.5       Capital Stock
  2.6       Corporate Books
  2.7       List of Shareholders/No Liens on Shares
  2.9       Changes Since December 31, 1997
  2.10      Employees
  2.11      Certain Changes
  2.12      Contracts
  2.13      Exceptions to Delivery Requirements
  2.14(a)   Owned Property/Liens
  2.14(b)   Leased Property
  2.14(c)   Liens
  2.15      Litigation
  2.16      Tax Matters
  2.17      Bank and Brokerage Accounts
  2.19      Employee Benefit Plans
  2.20      Intellectual Property
  2.21      Environmental Matters
  2.22      Capital Expenditures and Investments
  2.23      Dealings with Affiliates
  2.24      Insurance
  2.26      Permits
  2.27      Absence of Undisclosed Liabilities/Corporate Debt
  3.3       Consents and Authorizations of Purchaser
  4.14      Article IV Disclosure Statement



EXHIBITS

     A      Other Stockholders
   7.7      Opinion of Seller's Counsel
   7.8      Noncompetition Agreement
   7.9      Consulting Agreement
   8.5      Opinion of Purchaser's Counsel
  11.2      Escrow Agreement

                                   AGREEMENT



      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the 2nd day of November, 1998, among MJD VENTURES, INC., a Delaware corporation (the "Purchaser"), JANE GETTMAN, an Ohio resident ("Gettman"), EARLENE WINNER, an Ohio resident ("Winner") (Gettman and Winner collectively referred to hereinafter as "Seller" or "Sellers"), and THE COLUMBUS GROVE TELEPHONE COMPANY, an Ohio corporation ("Columbus" or the "Company").

                                   RECITALS

      WHEREAS, Gettman, as Trustee of the Jane E. Gettman Trust u/t/a dated November 21, 1996, owns 156 shares of common stock of the Company, Winner owns 144 shares of common stock of the Company, and the other stockholders shown on Exhibit A hereto (the "Other Stockholders"), own 23 shares of common stock of the Company, the 323 shares, each with a $100.00 par value, constituting all of the issued and outstanding shares of capital stock of the Company (the "Company Capital Stock");

      WHEREAS, the Company owns 850 shares of common stock, no par value, of Quality One Technologies, Inc. ("Quality"), constituting all of the issued and outstanding shares of capital stock of Quality (the "Quality Capital Stock") (any and all shares, options, warrants, rights and interests, legal or equitable, in or with respect to the Company Capital Stock and the Quality Capital Stock hereinafter referred to collectively as the "Shares");

      WHEREAS, Columbus is an operating telephone company that provides wireline telecommunications services in the exchange of Columbus Grove, Ohio, operating in the Counties of Putnam and Allen, with at least 1649 access lines (the "Exchange") and Quality owns and operates a cable television franchise and Internet business in Columbus Grove, Ohio (the "Franchise") (collectively the businesses of the Company and Quality are hereinafter referred to as the "Business" or the "business");

      WHEREAS, the Seller desires to sell all shares of Company Capital Stock which Seller owns, and the Purchaser desires to purchase all such shares and all shares of Company Capital Stock owned by the Other Stockholders, on the terms and subject to the conditions set forth in this Agreement, Purchaser intends to acquire thereby indirect ownership of the Quality Capital Stock;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                               PURCHASE OF STOCK

      Section 1.1 Purchase and Sale. At the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller and the Other Stockholders, the Company Capital Stock. The Purchaser is desirous of purchasing all of the Company Capital Stock but understands and acknowledges that the Belch Sisters may not be able to cause the delivery of all of such Company Capital Stock.

      Section 1.2 Purchase Price. In consideration for the conveyance of the Company Capital Stock and subject to the conditions set forth in this Agreement, the Purchaser shall pay to the Seller and the Other Stockholders on the Closing Date, as provided in Section 9.2 hereof, an amount per share of $15,479.88 for so many of the 323 shares of the Company Capital Stock (the "Purchase Price") as are delivered pursuant hereto.

      Section 1.3 Excluded Assets and Liabilities. Notwithstanding that this Agreement relates to the purchase of capital stock from the Seller and the Other Stockholders by the Purchaser, which results in the Company retaining any and all of its assets and liabilities, it is understood and agreed that prior to Closing Gettman shall remove from the Company's premises and/or, as appropriate, remove from the Company's books and records, only those particular assets set forth on Schedule 1.3 hereto (the "Excluded Assets"). Further, Gettman shall assume any and all liabilities, if any, set forth on Schedule 1.3 hereto (the "Excluded Liabilities"). Purchaser agrees that it shall cause the Company to execute, and Gettman agrees to execute, any and all such bills of sale, deeds, assignments and/or agreements as may be necessary to transfer title to the Excluded Assets to Gettman and to assign and/or transfer the Excluded Liabilities to Gettman. The parties hereto further agree that no other assets of the Company, whether tangible or intangible, have been removed from the Company's premises or from the Company's books and records except in the ordinary course of the Company's Business as provided herein from and after December 31, 1997 through the date hereof and the parties hereto agree that no other such assets shall be removed from the Company's premises or from the Company's books and records after the date hereof through the Closing Date without the prior written consent of Purchaser.


                                  ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE BELCH SISTERS

      Gettman and Winner (herein collectively the "Belch Sisters") hereby represent and warrant to the Purchaser as follows:

      Section 2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing with perpetual duration under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted. Each Seller is a resident of Ohio. The Stock record book of Columbus recites that the Other Stockholders are all a resident of either Ohio or Florida, as shown on Exhibit A to this Agreement. There are no Shareholder Agreements in place among any of the Sellers. The Company is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. True, complete and correct copies of the Company's charter and by-laws as presently in effect have been delivered to the Purchaser.

      Section 2.2 Authorization. The Seller and the Company each has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors (and as appropriate, the stockholders) of the Company has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of each of the Seller and the Company enforceable against each such party in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally. The Seller will, at the Closing, have full power and authority to deliver the Company Capital Stock and the certificates evidencing the Company Capital Stock to the Purchaser free and clear of all Liens as provided for herein.

      Section 2.3 No Violation. Except as set forth on Schedule 2.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Seller and the Company do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Company or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to (i) the charter or by-laws of either the Seller or the Company, (ii) any applicable Regulation, (iii) any Order to which either the Seller or the Company is subject, or (iv) any Contract to which the Seller or the Company or any of their properties are subject. The Seller and the Company have complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

      Section 2.4 Subsidiaries and Investments. Except as set forth on Schedule
2.4 hereto, except for Quality, Columbus has no subsidiaries, Affiliates or investments in any Person. Quality has no subsidiaries, investments or Affiliates. Attached as set forth on Schedule 2.4 is a true and complete corporate organizational chart for the Company. Except as set forth on Schedule 2.4, the transactions contemplated by this Agreement will not conflict with or result in a breach of the terms, conditions or provisions of any agreement to which the Company is a party with respect to any such subsidiaries or investments, nor, with respect to the Company Capital Stock owned by Seller and
J. Earl Belch and Thomas Gettman (hereafter the "Family Shares"), shall the transactions contemplated by this Agreement trigger any purchase, put, call or right of first refusal rights in any Person. Seller has no knowledge that the transactions contemplated by this Agreement will trigger any purchase, put, call or right of first refusal rights in any Company Capital Stock owned by any Other Stockholder. The Quality Capital Stock constitutes an asset of Columbus and Columbus is the only Person with any rights thereto. Except as set forth on
Schedule 2.4, Columbus does not owe any indebtedness to or on account of Quality, nor has Columbus guaranteed any indebtedness on behalf of, or have any other contingent obligations with respect to Quality, and Columbus has not pledged any of the assets of Quality or its Quality Capital Stock or any other of its assets in connection with any obligations relating to Quality. Columbus is not a party to any Shareholders' or Stockholders' Agreements with respect to Quality. Also set forth on Schedule 2.4 hereto is a listing of all dividends and/or distributions made with respect to Quality since January 3, 1997, Quality's date of incorporation.

      Section 2.5 Stock Record Book. To the Belch Sisters' knowledge the stock record book of the Company is complete and correct in all material respects. No shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The Shares constitute all of the outstanding capital stock of Columbus and Quality. Columbus is the true and lawful owner of all of the outstanding capital stock of Quality. Schedule 2.5 sets forth the total number of authorized shares of capital stock and recites the ownership of such shares as indicated in the stock record book for each of Columbus and Quality. Notwithstanding anything to the contrary herein provided, the Belch Sisters represent and warrant that no more than 323 shares of the Company Capital Stock are outstanding.

      Section 2.6 Corporate Books. The corporate minute books of the Company are complete and correct in all material respects and contain signed minutes of all of the proceedings of the shareholders and directors of the Company since incorporation. A true and complete list of the directors and officers of the Company as of the date hereof is set forth in Schedule 2.6.

      Section 2.7 Title to Stock. To the Belch Sisters' knowledge the stock record book of Columbus shows the ownership of all of the shares of Columbus as recited in Schedule 2.5. Columbus owns all of the Quality Capital Stock. No shares of preferred stock or other class of capital stock are authorized, issued or outstanding with respect to the Company. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Shares were issued pursuant to applicable exemptions from registration under Federal securities laws and the securities laws of the State of Ohio. The Quality Capital Stock is owned by Columbus and is held by Columbus free and clear of all Liens. Except as set forth on Schedule 2.7 hereto, Seller owns the Company Capital Stock set forth in the recitals to this Agreement and Seller's Company Capital Stock will be sold pursuant hereto free and clear of all Liens. Except as set forth on
Schedule 2.7 hereto, upon payment of the Purchase Price to the Seller in accordance with this Agreement, the Seller will convey to the Purchaser good and marketable title to such Company Capital Stock, free and clear of all Liens whatsoever, as provided herein. Except as set forth on Schedule 2.7 hereto, the assignments, endorsements, stock powers and other instruments of transfer delivered by the Seller to the Purchaser at the Closing will be sufficient to transfer the Seller's entire interest, and all of the interests, legal and beneficial of Seller in and to the

Columbus Capital Stock and thereby indirectly in the Quality Capital Stock. Except as set forth on Schedule 2.7 hereto or as contemplated by Section 4.4, no dividends or other distributions are owed by the Company in connection with any of the Shares and none have been made to any Stockholder of the Company or to any Seller since at least December 31, 1987.

      Section 2.8 Options and Rights. There are no outstanding subscriptions, options, warrants, rights, puts, calls or other Contracts by which the Company is bound to issue or to repurchase or otherwise acquire shares of its capital stock, or pursuant to which any Person has a right to purchase or to acquire, through conversion or otherwise, shares of the Company's capital stock from the Company.

      Section 2.9 Financial Statements.

            (a) Generally. The Seller has delivered to the Purchaser correct and complete copies of (i) the compiled balance sheets of the Company as of December 31, 1995, December 31, 1996 and December 31, 1997 and the related statements of income, cash flow and retained earnings for the fiscal year reporting periods then ended, together with all notes and schedules thereto (the "Year-End Financial Statements") and (ii) the unaudited monthly balance sheets of the Company as of June 30, 1998 and the related monthly statements of income and cash flow for the period then ended, together with all notes and schedules thereto (the June 30, 1998 statements, with all unaudited statements delivered hereafter, the "Interim Financial Statements"). The Financial Statements have been compiled by Pry CPA Services, Inc., certified public accountants for the Company. The Year-End Financial Statements and the Interim Financial Statements
(a) have been prepared in accordance with the books and records of the Company and (b) fairly present the financial condition and results of operations and cash flows of the Company as of, and for the respective periods ended on, such dates, all in conformity with GAAP consistently applied, except, with respect to the Interim Financial Statements, for adjustments and notes that would result from normal year-end adjustments. Except as indicated on Schedule 2.27 hereto, since December 31, 1997 and except as fully set forth in the Year-End Financial Statements and the Interim Financial Statements, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into or any action or inaction or state of facts existing, with respect to, or based upon transactions or events heretofore occurring, other than (i) liabilities incurred since the last disclosed Interim Financial

Statements; and (ii) those incurred in the ordinary course of the Company's business consistent with past practices. Any such liabilities incurred since the last disclosed Interim Financial Statements which were not incurred in the ordinary course of business are described on Schedule 2.9 hereto.

            (b) Absence of Change. Except as set forth on Schedule 2.9 hereto, since December 31, 1997, (i) the Company's business has been operated only in the ordinary course; (ii) there has been no Material Adverse Change in the business, properties, business prospects, condition (financial or otherwise), financial statements or results of operations of the Company; (iii) there has been no sale, assignment or transfer of any assets or properties of the Company except in the ordinary course of business, or any theft, damage, removal or destruction of such assets or properties or any casualty loss affecting the Company or its business; (iv) there has been no amendment or termination of any of the Company's Permits or material Contracts; (v) there has been no waiver or release of any material right or claim of the Company; (vi) there has been no labor dispute or union activity which affects the operation of the Company; and
(vii) there has been no agreement by either the Seller or the Company to take any of the actions described in the preceding clauses (i) through (vi), except as contemplated by this Agreement.

      Section 2.10 Employees.

            (a) Schedule 2.10 sets forth a list of all of the Company's employees, officers, directors, consultants and independent contractors, as of the date hereof, together with a description of any Contract regarding the terms of service and the rate and basis for total compensation of such persons.

            (b) The Company has paid or made provision for the payment of all salaries and accrued wages, accrued vacation and sick leave, and any other form of accrued, but unpaid, compensation, and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees. No amounts have been accrued on the Company's books for vacation or sick leave in excess of the current year's obligations and no such obligations exist. Except as contemplated by Section 5.2 hereto, no contracts or provisions exist that would obligate the Company to pay any severance compensation to any employee should his or her employment with the Company be terminated for any reason from and after the date hereof. Except as contemplated by Section 5.2 hereto, no contracts or provisions exist that would obligate the Company to pay any amounts to any Person upon the change of control of the Company.

            (c) Except as set forth on Schedule 2.10 hereto and as contemplated by Section 5.2, the Company is not a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission or severance compensation, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, exempt, non-exempt or hourly employees, (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor do the Belch Sisters or the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has furnished to Purchaser complete and correct copies of all such agreements, if any ("Employment and Labor Agreements"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

            (d) Except as set forth in Schedule 2.10 hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Belch Sisters' or Company's knowledge, threatened, against or affecting the Company, and the Company has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company, (iii) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (iv) the Company has not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the knowledge of the Belch Sisters and Company, no such investigation is in progress.

      Section 2.11 Absence of Certain Changes. Except as set forth in Schedule 2.11, or as contemplated by Section 4.4 hereto or Section 5.2 hereto, since December 31, 1997, there has been no (a) declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Shares (including, without by way of limitation, in respect of the Quality Capital Stock) or any redemption of the Shares (including, without by way of limitation, in respect of the Quality Capital Stock), (b) increase in the compensation payable to or to become payable by the Company to its employees, officers, directors, consultants or independent contractors, (c) entry by the Company into any Contract not in the ordinary course of business, including, without limitation, any borrowing or capital expenditure or (d) change in accounting methods or principles used by the Company, except for any such change which is necessitated by a change in GAAP (which such changes shall be set forth on Schedule 2.11 hereto).

      Section 2.12      Contracts.

            (a) Generally. Except as listed in Schedule 2.12, the Company is not a party to any Contract relating to:

                  (i) Bonus, pension, profit sharing, retirement, stock option, employee stock purchase or other plans providing for deferred compensation.

                  (ii) Collective bargaining agreements or any other Contract with any labor union.

                  (iii) Hospitalization insurance or other welfare benefit plans or practices.

                  (iv) Loans to its employees, officers, directors or Affiliates.

                  (v) The borrowing or loaning of money to or from any Person or the mortgaging, pledging or otherwise placing a Lien on any asset of the Company, including, but not limited to, any Contract with respect to the Company's indebtedness.

                  (vi)  A guarantee of any obligation.

                  (vii) The ownership, lease (whether as lessee or lessor) or operation of any property, real or personal.

                  (viii) Intangible property (including Proprietary Rights).

                  (ix) Warranties with respect to its services rendered or its products sold or leased.

                  (x) Registration or preemptive rights with respect to any securities.

                  (xi) Prohibitions preventing it from freely engaging in any business.

                  (xii) The purchase, acquisition, disposition or supply of inventory and other property and assets.

                  (xiii) Employees, independent contractors, consultants, or other agents.

                  (xiv) Sales, commissions, advertising or marketing.

                  (xv) Unconditional purchase or payment obligations.

                  (xvi) Agreements between Seller and customers of the Business.

                  (xvii) All cable television programming and Internet provider agreements entered into by the Business.

                  (xviii) Leases, licenses, easements, rights of way, pole attachment agreements, license agreements for joint use of poles and other agreements regarding property rights to earth stations, utility poles, real property, fixtures and other similar items used in the operation of the Business.

                  (xix) The Grant of telephone or cable television franchise rights.

                  (xx) Any investment or subsidiary of the Company, including, but not limited to, those shown on Schedule 2.4 hereto.

                  (xxi) Any other Contract not of the type covered by any of the foregoing items of this Section 2.12(a) requiring total payments by the Company in excess of ten thousand dollars ($10,000).

            (b) Compliance. The Company has performed all obligations required to be performed by it, and is not in receipt of any claim of default or breach or notice of audit, under any Contract to which it is subject (including, without limitation, those required to be disclosed on Schedule 2.12). Except as disclosed in Schedule 2.12, no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non-compliance by the Company under any Contract to which it is subject. Except as disclosed in
Schedule 2.12, the Company has no present expectation or intention of not fully performing all of its obligations under any Contract to which it is subject and has no knowledge of any breach or anticipated breach by any other party to any Contract to which it is subject.

      Section 2.13 True and Complete Copies. The Company has delivered to the Purchaser true and complete copies of all Contracts and documents listed in the Schedules to this Agreement, as well as of all minute books and stock books of Columbus and Quality, except to the extent set forth on Schedule 2.13 hereto. Such minute books and stock books are current and contain the true and complete records kept of such companies. Notwithstanding anything to the contrary in this Agreement, to the Belch Sisters' knowledge, the record book of Columbus shows the ownership of all of the shares of capital stock of Columbus. Notwithstanding anything to the contrary in this Agreement, all representations and warranties made by Seller with respect to Company Capital Stock or Shares owned by the Other Stockholders shall be limited to the Seller's knowledge.

      Section 2.14      Title and Related Matters.

            (a) Owned Property. Set forth in Schedule 2.14(a) is a description of all real and of substantially all of the personal property owned or used by the Company. The Company has valid and marketable title to all such property, free and clear of all Liens, except Permitted Liens and those liens shown on
Schedule 2.14(a) hereto. All properties used in the Company's business operations as of December 31, 1997 are reflected in the Year-End Financial Statements in accordance with and to the extent required by GAAP and, as of the date hereof, are fully set forth on Schedule 2.14(a) hereto. Except as set forth on Schedule 2.14(a) hereto, the Company has delivered, with respect to any real property owned by the Company, true and complete copies of all deeds, title policies, environmental assessments, surveys and other title documents relating to such real property.

            (b) Leased Property. Set forth in Schedule 2.14(b) is a description of all real and of substantially all of the personal property leased or used by the Company. Except as otherwise set forth in Schedule 2.14(b), the Company's leases are in full force and effect and are valid and enforceable in accordance with their respective terms. Except as set forth on Schedule 2.14(b) hereto, there exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Company or any other Person under any such lease, and neither the Belch Sisters nor the Company have received notice of such default or event. All rent and other amounts due and payable with respect to each of the Company's leases have been paid through the date of this Agreement. Except as set forth in Schedule 2.14(b), neither the Belch Sisters nor the

Company have received notice that the landlord with respect to any real property or personal property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals. The Company has delivered to the Purchaser, with respect to any leased real or personal property, true and complete copies of all such leases and all amendments or supplements thereto.

            (c) Liens. Except as set forth in Schedule 2.14(c), the real property owned or leased by the Company and the buildings, structures and improvements included within such real property (collectively, the "Improvements") comply with all applicable restrictions, building ordinances and zoning ordinances and all Regulations of the applicable health and fire departments. No alteration, repair, improvement or other work which could give rise to a Lien has been performed with respect to such Improvements within the last one hundred twenty (120) days. The Company's owned or leased real property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Regulation or Order affecting such real property, and the continued existence, use, occupancy and operation of such Improvements is not dependent on any special permit, exception, approval or variance. There is no pending or, to the Belch Sisters' or Company's knowledge, threatened or proposed action or proceeding by any Authority to modify the zoning classification of, to condemn or take by the power of eminent domain (or to purchase in lieu thereof), to classify as a landmark, to impose special assessments on or otherwise to take or restrict in any way the right to use, develop or alter all or any part of the Company's owned or leased real property.

            (d) Utilities. The real property owned or leased by the Company has access, sufficient for the conduct of the Company's business as presently conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities used in the operation of the Company's business as presently conducted. To Seller's knowledge, access to all such public roads and utilities will be available after the Closing Date in the same manner and to the same extent as at the Closing Date.

            (e) Condition. The Company owns, or has all rights necessary to use, all properties and assets necessary for the conduct of its business as presently conducted. The assets and properties owned, leased or used by the Company in the conduct of the Business are in good condition (reasonable wear and tear excepted), are suitable for their respective uses, and comply with all applicable Regulations. Further such assets and properties constitute all of the assets and properties necessary for the Company to conduct its Business as now conducted.

      Section 2.15 Litigation. Except as set forth in Schedule 2.15, there is
(a) no Claim pending or, to the Belch Sisters' and the Company's knowledge, threatened against the Company, (b) no Claim by the Company pending or threatened against any Person, (c) no outstanding Order relating to the Company,
(d) no Claim by any Person relating to the Company Capital Stock being sold by Seller hereunder or to the Quality Capital Stock, or (e) to the Belch Sisters' and the Company's knowledge, no Claim by any Person relating to the Company Capital Stock owned by any Other Stockholder.

      Section 2.16      Tax Matters.

            (a) Generally. Except as set forth in Schedule 2.16, Columbus and Quality have timely filed all federal, state and local tax reports, returns, information returns and any other documents required to be filed by each (collectively, "Tax Returns") and have duly paid all Taxes shown to be due and payable on such Tax Returns and all estimated or advance payments required by law. All Taxes for periods ending on or prior to or including the Closing Date have been fully paid or reserved against on the Interim Financial Statements and on the books of Columbus and Quality in accordance with GAAP. All Taxes which are required to be withheld or collected by Columbus or Quality have been duly withheld or collected and, to the extent required, have been paid to the proper federal, state or local authorities or properly segregated or deposited as required by applicable Regulations. There are no Liens for Taxes upon any property or assets of Columbus or Quality except for Liens for Taxes not yet due and payable or for Taxes being contested in a manner permitted by applicable law (all as disclosed on Schedule 2.16 hereto). Except as disclosed in Schedule 2.16, neither Columbus nor Quality have requested an extension of time within which to file any Tax Return and none have waived the statute of limitations on the right of the IRS or any other taxing authority to assess or collect additional Taxes or to contest the information reported on any Tax Return. All Taxes owed by any affiliated group of which Columbus and/or, Quality has at any time been a member (whether or not shown on any Tax Return) have been paid for each taxable period during which Columbus and/or Quality was a member of the affiliated group. Neither Columbus nor Quality has any liability for the unpaid Taxes of any Person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state or local law), as a transferee or successor, by contract, or otherwise.

            (b) Good Faith. All Tax Returns described in Section 2.16(a) have been prepared in good faith and are correct and complete in all respects, and there is no basis for assessment of any addition to the Taxes shown thereon.

            (c) Claims. Except as disclosed in Schedule 2.16, (i) there are no proceedings, examinations or claims currently pending by any taxing Authority in connection with any Tax Returns described in Section 2.16(a) nor with respect to the periods to which such Tax Returns relate and (ii) there are no unresolved issues or unpaid deficiencies or outstanding or proposed assessments relating to any such proceedings, examinations, claims or Tax Returns. None of the Tax Returns described in Section 2.16(a) currently is under audit or has been audited. The items relating to the Business, properties and operations of the Company on the Tax Returns filed by the Company (including the supporting schedules filed therewith), state accurately, in all material respects, the information requested with respect to Columbus and Quality, which information was derived from the books and records of Columbus or Quality.

            (d) Course of Business. The Company has not taken any action outside the ordinary course of business or any such action that would not conform to normal industry practices in anticipation of the Closing that would have the effect of deferring any liability for Taxes of Columbus or Quality to any period (or portion thereof) ending after the Closing Date.

            (e) Withholdings. All payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and deposited or paid to any relevant taxing Authorities have been so withheld, deposited or paid by or on behalf of Columbus and/or Quality, as appropriate.

            (f) Partnerships. The Company is not subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income tax purposes. The Company has no written tax-sharing agreement.

            (g) Accounting Method Adjustments. Except as disclosed in Schedule 2.16, the Company will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under any Regulation relating to Taxes, including without limitation, the Tax Reform Act of 1986 and the Revenue Act of 1987.

            (h) Tax Exemptions. None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the IRC, and the Company is not subject to a lease, safe harbor lease or other arrangement as a result of which the Company is not treated as the owner of leased property for federal income tax purposes.

            (i) Tax Return Reviews. An accurate and complete description of the most recent review, if any, of the Tax Returns of the Company by the IRS or any other taxing Authority is set forth in Schedule 2.16.

            (j) Power of Attorney. Except as set forth in Schedule 2.16 hereto, no power of attorney has been granted by the Company with respect to any matter, including, without limitation, the payment of Taxes, which is currently in force.

            (k) True and Complete Copies. Except as set forth in Schedule 2.16 hereto, the Company has delivered to the Purchaser true and complete copies of all Tax Returns filed by the Company with respect to its 1993, 1994, 1995, 1996 and 1997 fiscal years.

      Section 2.17 Bank and Brokerage Accounts. Set forth in Schedule 2.17 hereto is a list of all of the bank and brokerage accounts maintained by the Company and the authorized signatories for each such account.

      Section 2.18 Compliance with Applicable Laws, Regulations and Orders. The Company has been and is presently in material compliance with all laws, ordinances, codes, rules, Regulations and Orders applicable to the conduct of its Business, including, without limitation, all Regulations relating to health, sanitation, fire, zoning, building and occupational safety.

      Section 2.19      Employee Benefit Plans.

            (a) Set forth on Schedule 2.19 hereto is a true and complete list of:

                  (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Company or to which the Company or the Seller is required to make contributions ("Pension Benefit Plan"); and

                  (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by the Company or to which the Company or the Seller is required to make contributions ("Welfare Benefit Plan").

            True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have been delivered to or made available to Purchaser together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

            (b) With respect to the ERISA Plans, except as set forth on Schedule 2.19:

                  (i) there is no ERISA Plan which is a "multi employer" plan as that term is defined in Section 3(37) of ERISA ("Multi employer Plan");

                  (ii) no event has occurred or (to the knowledge of the Belch Sisters or Company) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

                  (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500 (or 5500-C or 5500-R) and predecessors thereof; and

                  (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

            (c) Each Pension Benefit Plan intended to be qualified under Section 401(a) of the Code:

                  (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

                  (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

                  (iii) is not currently under investigation, audit or review by the IRS and (to the knowledge of the Belch Sisters or Company) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

            (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and each defined contribution plan under
Section 414(i) of the Code:

                  (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

                  (ii) the PBGC has not notified the Company or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

                  (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Belch Sisters or Company) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

                  (iv) No Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

                  (v) The funding requirements of Title IV of ERISA are not applicable to any of the Company's plans.

            (e) With respect to each Pension Benefit Plan, Schedule 2.19 contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

            (f) The aggregate of the amounts of contributions by the Company to be paid or accrued under ERISA Plans, excluding salary deferrals under Code
Section 401(k), is not expected to exceed approximately $20,000.00 for the entire current fiscal year, all of which has been or will be properly accrued or reserved for on the Year-End Financial Statements and Interim Financial Statements to the extent required in accordance with GAAP. To the extent required in accordance with GAAP, the Company's Year-End Financial Statements reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company under the ERISA Plans as of the date of the Year-End Financial Statements.

            (g) With respect to any Multi employer Plan (1) the Company has not, since its formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Company under any Multi employer Plan, computed as if a "complete withdrawal" by the Company had occurred under each such Plan as of December 31, 1997; and (3) the Company has not received notice to the effect that any Multi employer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

            (h) With respect to the Welfare Benefit Plans:

                  (i) There are no liabilities other than liabilities that have been incurred but not reported (none of which the Company is aware of), of the Company under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

                  (ii) No claims for benefits are in dispute or in litigation.

            (i) Set forth on Schedule 2.19 hereto is a true and complete list of:

                  (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Company maintains or is required to make contributions to; and

                  (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former employee, officer, director or consultant of the Company pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement).

            (j) True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.19 ("Compensation Commitments") have been provided to Purchaser together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to Purchaser with respect to any Compensation Commitment which is unwritten.

            (k)   Each Compensation Commitment:

                  (i) since its inception, has been implemented in all material respects in accordance with its terms;

                  (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of the Belch Sisters and Company) no such action is contemplated or under consideration;

                  (iii) has no liability for any federal, state, local or foreign Taxes;

                  (iv)  has no claims subject to dispute or
      litigation;

                  (v) has met all applicable requirements, if any, of the Code; and

                  (vi) has been implemented since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

      Section 2.20 Intellectual Property. Schedule 2.20 sets forth a complete and accurate list of the Proprietary Rights owned or used by the Company. Except as set forth in Schedule 2.20 hereto, the Company has no written documents relating to the Company's ownership or use of the Proprietary Rights listed in
Schedule 2.20. No other Person has any rights to such Proprietary Rights, except pursuant to agreements or licenses specified in Schedule 2.20. To the Belch Sisters' and Company's knowledge, no other Person is infringing, violating or misappropriating any such Proprietary Right. If necessary, the Company owns or holds valid licenses to use all Proprietary Rights used in the operation of its business as presently conducted and proposed to be conducted, with all such licenses being specified in Schedule 2.20.

      Section 2.21 Environmental Matters. The Company has obtained all Environmental Permits required in connection with the operation of its business. The Company is and has been, and is capable of continuing to be in compliance in all respects with (i) the terms and conditions of all such Environmental Permits and (ii) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables of any applicable Environmental Law or Regulation, Order, code, plan, decree, judgment, injunction or demand letter issued, entered, promulgated or approved thereunder. The Company currently possesses and maintains such Environmental Permits in its name, and no amendments or modifications to such Environmental Permits or filings with any permitting Authority are required to permit the acquisition of the Company Capital Stock and the indirect acquisition of the Quality Capital Stock as contemplated hereby. In addition, except as set forth in Schedule 2.21:

            (a) Generally. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Belch Sister 's and Company's knowledge, threatened by any Authority or other entity with respect to the Company relating to any Environmental Permit, license or authorization required in connection with the conduct of the business of the Company or with respect to the generation, treatment, storage, recycling, transportation, disposal or Release of any substance regulated under Environmental Laws ("Hazardous Materials").

            (b)   Property.

                  (i) The Company has not handled any Hazardous Material on any property now or previously owned or leased by the Company.

                  (ii) No PCB or asbestos is or has been present at any property now or previously owned or leased by the Company.

                  (iii) There are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Company.

                  (iv) There has been no Release of Hazardous Materials at, on or under any property now or previously owned or leased by the Company.

            (c) Transportation. The Company has not (i) transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations or (ii) stored, treated, transported or disposed, or arranged for storage, treatment, transport or disposal of any Hazardous Materials, other than in compliance with Environmental Law.

            (d) Notification of Release. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company, and no property now or previously owned or leased by the Company is listed or proposed for listing on the National Priorities List under CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

            (e) Liens. There are no Liens arising under or pursuant to any Environmental Laws on any of the real property owned or leased by the Company, and no government actions have been taken or are threatened which could subject any of such properties to such Liens. The Company is not required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

            (f) Site Assessments. Except as set forth in Schedule 2.21, there have been no Phase I or Phase II environmental site assessments conducted by or which are in the possession of the Belch Sisters or the Company in relation to any property or facility now or previously owned or leased by the Company.

      Section 2.22 Capital Expenditures and Investments. The Company has no outstanding Contracts or commitments for capital expenditures and investments, except as set forth in Schedule 2.22 attached hereto, which schedule includes a list of all disbursements on account of capital expenditures and investments by the Company since December 31, 1997. Attached to Schedule 2.22 are copies of the Company's capital expenditures budgets for 1998 and 1999. Except as set forth in
Schedule 2.22 hereto, there has been no order or ruling from the PUCO or any other regulatory body and, to the Company's knowledge, none is threatened or expected by the Company requiring or recommending that the Company undertake any capital expenditures or investments which have not already been made.

      Section 2.23 Dealings with Affiliates. Schedule 2.23 sets forth a complete and accurate list of all oral or written Contracts between Columbus and Quality. Except as set forth in Schedule 2.23, since December 31, 1997, the Company has not made any payments, loaned any funds or property or made any credit arrangement with any Affiliate or employee except for the payment of employee salaries in the ordinary course of business.

      Section 2.24 Insurance. The Company currently is covered by insurance policies which provide for coverages that are usual and customary as to amount and scope in the business of the Company, descriptions of which policies, including the names of the insurer and the insured, the amount of premiums, and the types and amounts of coverage, are set forth on Schedule 2.24. All of such policies are in full force and effect, all premiums with respect thereto have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all applicable Regulations and (ii) all Contracts to which the Company is a party. The Company has not breached or otherwise failed to perform its obligations under any of such policies, nor has the Company received any adverse notice from any of the insurers party to such policies with respect to any alleged breach or failure in connection with any of such policies. Such policies will not terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 2.24, there are no pending or, to the Belch Sisters' or Company's knowledge, threatened claims under any policy relating to the Company. Also set forth on Schedule 2.24 is a true and complete listing of any and all claims made by the Company under any policy since May 31, 1995.

      Section 2.25 Commissions. There are and will be no claims for brokerage commissions, finder's fees, fees for fairness opinions or
                                     -22-
financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Seller, the Company, or any of their Affiliates.

      Section 2.26 Permits and Reports. Schedule 2.26 hereto sets forth a list of all permits, licenses, registrations, certificates, franchises, orders, approvals or other authorizations from any Authority or other Person including, without limitation, the FCC and the PUCO and the municipality of Columbus Grove ("Permits") issued to or held by the Company in connection with its operations, the Business, the Exchange or the Franchise. Such Permits are the only Permits that are required for the Company to conduct its business as presently conducted. Each such Permit is in full force and effect, and the Company has not received notice that any suspension, cancellation or modification of the terms of any such Permit is threatened. The Company is in full compliance with the terms of each such Permit, and each of the Company and the Belch Sisters is not aware of any reason not set forth in said Permit why any such Permit would not be renewed, upon substantially the same terms as currently exist, upon expiration of such Permit. Except as set forth on Schedule 2.26, no other Person is currently operating or providing cable television or local exchange telephone service within the Columbus Grove cable television franchise area or telephone exchange area and, to the Belch Sisters' and Company's knowledge, no Person is anticipating or contemplating doing so. Except as set forth in Schedule 2.26, no authorization, consent or notification of or filing with any Authority is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and each Permit issued to or held by the Company will continue in full force and effect following the Closing Date. Except as set forth on Schedule 2.26, (i) all returns, reports, applications, statements and other documents required to be filed by the Company with the FCC, the PUCO and any other regulatory or governmental authority or municipality (including taxing authorities) with respect to the Business on or before the date hereof have been duly filed or properly extended as permitted by law (details of such extensions, if any, are set forth on Schedule 2.26 hereto) and are true and complete in all material respects, and (ii) all reporting requirements of the FCC, the PUCO and other regulatory or governmental authorities or municipalities (including taxing authorities) having jurisdiction thereof have been complied with in all material respects. A listing of all returns, reports, applications, statements and other documents filed by the Company within the past five (5) years with the FCC, the PUCO and any other regulatory or governmental authority (including taxing authorities) or municipality is attached hereto as Schedule 2.26; except as set forth on
Schedule 2.26 hereto, true and
                                     -23-
complete copies of all such returns, reports, applications, statements and other documents set forth on Schedule 2.26 have been previously provided to Purchaser by Seller. The transactions contemplated by this Agreement shall not cause the Exchange's cost study area to change.

      Section 2.27 Absence of Undisclosed Liabilities. The Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 2.19 hereof or liabilities for Taxes (as defined in Section 2.16 hereof) or liabilities for under-reporting, under-billing or under-collection of revenues or underpayment of revenues to a third party or liabilities relating to investments or subsidiaries, except for (i) liabilities stated or reserved against in the Year-End Financial Statements, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Year-End Financial Statements which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on Schedules 2.9 or
2.27 hereto. All obligations and liabilities relating in any way to the Company's ownership of Quality are set forth on Schedule 2.4 hereto, setting forth the maximum amount of the Company's potential obligations and the expected payment schedule therefor. Except as set forth on Schedule 2.9, the Company is not a party to any Contract, or subject to any articles of incorporation or bylaw provision, any other corporate limitation or any legal requirement which has, or can reasonably be expected to have, a Material Adverse Effect. Any and all long term obligations and liabilities of the Company as of the date hereof are set forth on Schedule 2.27 hereto.

      Section 2.28 Disclosure. Neither this Agreement nor any of the attachments, Schedules, Exhibits, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Seller or the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits any material fact necessary to make each statement contained herein or therein not misleading.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Seller as follows:

      Section 3.1 Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted and proposed to be conducted. The Purchaser is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. True, complete and correct copies of the Purchaser's charter and by-laws as presently in effect have been delivered to the Seller.

      Section 3.2 Authorization. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

      Section 3.3 No Violation. Except as set forth on Schedule 3.3 hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of,
(b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Purchaser or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to the charter or by-laws of the Purchaser, any applicable Regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976), any Order to which the Purchaser is subject or any Contract to which the Purchaser or any of its properties are subject. The Purchaser has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

      Section 3.4 Investment Intent. The Purchaser represents and warrants to the Seller that it is purchasing the Company Capital Stock for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer, or other disposition of the Company Capital Stock in violation of the Securities Act of 1933, as amended, or the Regulations thereunder or under any other applicable securities laws. The Purchaser has been afforded the opportunity to make inquiries of the Company and of the Belch Sisters and has received such information reasonably requested by it, all toward its efforts to make an informed decision to acquire the Company Capital Stock in accordance with the terms and conditions of this Agreement.


                                  ARTICLE IV

                    COVENANTS OF THE SELLER AND THE COMPANY

      Subject to the provisions of Section 4.14 hereof, from and after December 31, 1997 until the Closing Date, each of the Belch Sisters and the Company agree that they shall have acted and shall act, or refrain from acting where so required, to comply (and in the case of the Belch Sisters, to cause the Company to comply) with the following:

      Section 4.1 Regular Course of Business.

            (a) Generally. The Company shall operate its business diligently and in good faith, consistent with past management practices, shall maintain all of its properties in customary repair, order and condition (excepting ordinary wear and tear), shall maintain (except for expiration due to lapse of time or cancellation by another party pursuant to the terms thereof) in the ordinary course of business all leases and Contracts in effect without change except as expressly provided herein and shall comply in all material respects with the provisions of all Regulations, Orders and Permits applicable to the Company and the conduct of its business. The Company shall comply, without modification, with all Contracts and commitments relating to capital expenditures as set forth on Schedule 2.22. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 1997.

            (b) Compensation. The Company shall not hire any employee and shall not grant any increase in the compensation of any employee, officer, board member, consultant or independent contractor.

            (c) Insurance. The Company shall maintain current its insurance policies with the coverage and in the amounts set forth in Schedule 2.24.

            (d) Claims. The Company shall promptly notify the Purchaser of any Claims that are commenced against it, as well as of any threatened, suspected or expected Claims of which the Company or the Belch Sisters are aware.

            (e) Supplement. From time to time prior to the Closing Date, the Seller shall promptly notify the Purchaser of any changes with respect to the information set forth in this Agreement or the Schedules hereto and of any matters hereafter arising which, if in existence at the date hereof, would have been required to be set forth in this Agreement or the Schedules hereto.

      Section 4.2 Amendments. No change or amendment shall be made to the charter or by-laws of the Company, and the Company shall not merge into or consolidate with any other Person or change the character of its business.

      Section 4.3 Capital Changes. The Company shall not issue, sell, purchase or redeem any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any shares of its capital stock. The Company shall not pledge or otherwise encumber any shares of its capital stock, nor shall the Company allow the transfer of any shares of its capital stock on its stock transfer ledger or other books and records.

      Section 4.4 Dividends. The Company shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, except that the Company may (i) declare a dividend in December, 1998 in the amount of $25.00 per share which dividend shall be paid prior to Closing and
(ii) pay director fees for services rendered in 1998 in the amount of $6,000 to each of the Belch Sisters and J. Earl Belch, as all of the directors of the Company.

      Section 4.5 Capital Expenditures. The Company shall not, without Purchaser's prior written consent, make any capital expenditures, or commitments with respect thereto, except as provided in Schedule 2.22. Further, the Company shall be obligated to complete, and expend therefor, all capital expenditures shown on the 1998 capital expenditures budget attached to Schedule 2.22 and shall be further obligated to complete and expend therefore, that percentage of its 1999 capital expenditures budget attached to Schedule 2.22 as approximates that percentage of the elapsed 1999 fiscal year, if any. Columbus shall not make or accept any loan or advance to or from Quality, except in the ordinary course of business, or from any Seller.

      Section 4.6 Borrowing. The Company shall not incur, assume or guarantee any indebtedness or obligation not reflected on the Year-End Financial Statements, except for amounts due to any one Person which do not exceed ten thousand dollars ($10,000) in the aggregate and those that are incurred in the ordinary course of business. Further, Columbus shall not incur, assume or guarantee any indebtedness or obligation of Quality.

      Section 4.7 Property. The Company shall not sell, transfer, or dispose of any of its assets and properties, other than in the ordinary course of business, or allow any of its assets and properties to become subject to a Lien.

      Section 4.8 Other Commitments. Except as set forth in this Agreement or permitted in writing by the Purchaser from and after the date hereof, the Company shall not enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

      Section 4.9 Interim Financial Information. From and after the date hereof, the Company shall supply the Purchaser with a copy of its internal monthly Interim Financial Statements within thirty (30) days after the end of each month.

      Section 4.10 Consents and Authorizations. The Belch Sisters and the Company shall, promptly after the date hereof, commence efforts to obtain the consents, waivers and authorizations listed in Schedules 2.3 and 2.26. The Seller and the Company shall diligently pursue and use their best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

      Section 4.11 Access. The Company shall afford to the Purchaser and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by the Purchaser reasonable access during business hours to the Company's plants, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company. The Company shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Purchaser or its lender shall from time to time reasonably request.

      Section 4.12 Notice of Transfer. Gettman and the Company shall cooperate with Purchaser in providing any required notices to the appropriate Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Permits).

      Section 4.13 Payment of Stamp Tax. All transfer (including any real estate transfer tax), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne by the Purchaser when due, and the parties will file on a timely basis all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Regulation, will, and will cause its respective Affiliates to, join in the execution of any such Tax Returns and other documentation.

      Section 4.14 Disclosure. To the extent the Company shall have taken any actions contrary to any of the covenants set forth in this Article IV, from and after December 31, 1997 and prior to the date hereof, such actions are set forth on Schedule 4.14 hereto. From and after the date hereof, the Company shall not take any actions contrary to any of the covenants set forth in this Article IV without the prior written consent of the Purchaser. Further, to the extent this Agreement requires any party to deliver documents to any other party hereto, each commits and agrees to deliver any and all such documents in its possession or otherwise known to it. Further still, to the extent any party hereto represents herein that it has so delivered such documents, such party is representing and warranting that it has so delivered any such documents in its possession or of which it is aware. Further, to the extent all documents required to be delivered hereunder have not been so delivered but instead have been made available to Purchaser for its review at the Company's headquarters or elsewhere, such has been disclosed on Schedule 2.13 hereto. Further still, to the extent a disclosure is made by the Company or the Belch Sisters hereunder on one Schedule hereto, it is deemed made as to all Schedules attached hereto.

      Section 4.15 Cooperation with Purchaser. Each of the Seller and the Company shall cooperate with Purchaser as shall be necessary for Purchaser to consummate this transaction and to obtain financing therefor, including giving access to the Company's properties and business records as shall be necessary for Purchaser to, among other things, obtain surveys of the real property, a title commitment with respect to the real property and/or environmental assessments.

      Section 4.16 Reasonable Efforts to Assemble Company Capital Stock. It is Purchaser's desire to purchase 100% of the Company Capital Stock at the Closing. The Belch Sisters shall use reasonable efforts to fully inform the Other Stockholders of the transactions contemplated by this Agreement and to cause such Other Stockholders to deliver all of the Company Capital Stock which they own at Closing as referenced in Section 9.2 hereof. Purchaser agrees to cooperate with the Belch Sisters in their efforts to assemble the Company Capital Stock and the Belch Sisters agree to allow Purchaser and its counsel to review any and all materials used to solicit and deliver such Company Capital Stock.

                                   ARTICLE V

                          COVENANTS OF THE PURCHASER

      Section 5.1 Consents and Authorizations. The Purchaser shall, promptly after the date hereof, with the assistance of Gettman and the Company, commence efforts to obtain the consents, waivers and authorizations listed in Schedule
3.3. The Purchaser shall diligently pursue and use its best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

      Section 5.2 Employees. Purchaser shall cause the Company to continue to employ all current full time and part time employees as shown on Schedule 2.10 hereto, except J. Earl Belch and Gettman, after the Closing for at least two (2) years absent grounds to terminate such employee(s) for cause (as determined in the Company's sole discretion). Purchaser acknowledges that (1) it is the Company's intention to terminate the employment of J. Earl Belch prior to the Closing Date and, in connection therewith, to pay him severance benefits aggregating up to $30,000, and (2) such payment shall not violate any provision of this Agreement or require any further disclosure hereunder.


                                  ARTICLE VI

                               OTHER AGREEMENTS

      The parties hereto further agree as follows:

      Section 6.1 Agreement to Defend. In the event any claim of the nature specified in Section 7.4 or Section 8.3 hereof is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

      Section 6.2 Further Assurances. On the terms and subject to the conditions of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts
(a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other Contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any Regulations or in connection with any Permits, (c) to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (d) to obtain the financing necessary for the consummation of the transactions contemplated hereunder, and (e) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the parties hereto further covenants and agrees that it shall use all reasonable efforts to prevent a threatened or pending preliminary or permanent injunction or other Order.

      Section 6.3 Consents. Without limiting the generality of Section 6.2, each of the parties hereto shall use all reasonable efforts to obtain all waivers, Permits, authorizations, consents and approvals of all Persons and Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

      Section 6.4 No Solicitation or Negotiation. Unless and until this Agreement is terminated, neither the Belch Sisters nor the Company shall, and each shall use best efforts to cause its Affiliates, and the directors, officers, employees, representatives, agents, advisors, accountants, shareholders and attorneys of each of them, not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

      Section 6.5 No Termination of the Obligations by Subsequent Dissolution. Each of the parties hereto specifically agrees that its obligations hereunder, including, without limitation, obligations pursuant to this Article VI, shall not be terminated by the dissolution of such party, whether by operation of law, Regulations or otherwise.

      Section 6.6 Public Announcements. Prior to the Closing Date, no party hereto nor any Affiliate, representative or shareholder of such party shall disclose any of the terms of this Agreement to any third party without the other parties' prior written consent, except (i) as required to obtain the consents, waivers and authorizations listed in Schedules 2.3, 2.26 and 3.3, (ii) in connection with the Purchaser's financing of the transactions contemplated hereby, (iii) as required by applicable law, (iv) in connection with seeking advice, assistance or representation with or from such party's legal and accounting professionals and as necessary to procure financing in connection herewith, and (v) in connection with any securities law filing. Subject to the foregoing sentence, prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements with respect to this Agreement and the transactions contemplated hereby shall be subject to the prior approval of both Gettman and the Purchaser, which approval shall not be unreasonably withheld.

      Section 6.7 Records and Information.

            (a) Retention of Records. Except as otherwise required by applicable Regulation or agreed to in writing, each of the Seller and the Purchaser shall retain, and shall cause its Affiliates to retain, for a period of at least four
(4) years, or the period required by applicable Regulations, following the Closing Date, all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") relating to the Company currently in their possession.

            (b) Access to Information. From and after the Closing Date, the Seller shall afford to the Purchaser and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to all Information within the Seller's possession relating to the Company, insofar as such access is reasonably required by the Purchaser. Similarly, the Purchaser shall afford to the Seller and its authorized accountants, counsel, and other designated representatives reasonable access (including reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to Information within the Purchaser's possession relating to the Company or its business as conducted prior to the Closing Date, insofar as such access is reasonably required by the Seller.

            (c) Provisions of Corporate Records. The Seller shall arrange, as soon as practicable following the Closing Date, to the extent not previously delivered in connection with the transactions contemplated herein, for transportation at the Seller's cost to the Purchaser of the records in the Seller's possession relating to the Company, the corporate minutes books, stock ledgers and certificates and corporate seals of the Company, and all Contracts and litigation files relating to the Company, except to the extent (i) such items are already in the possession of any of the Purchaser or the Company or
(ii) it is necessary or appropriate for the Seller to retain such records for use in preparation of Tax Returns under the provisions hereof. The Belch Sisters may make and retain copies of all or any such records or documents at their expense.

            (d) Witnesses. At all times from and after the Closing Date, each of the Seller and the Purchaser shall use reasonable efforts to make available to the other, upon written request, its and its Affiliates' officers, directors, employees and agents as witnesses to the extent that such Persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved, at no cost; provided, however, that a party producing such witnesses shall be entitled to receive from the requesting party, upon presentation therefor, payment for such out-of-pocket costs and disbursements as may be reasonably incurred in producing such witnesses.

      Section 6.8 Insurance Policies and Claims Administration.

            (a) Insurance Coverage Prior to the Closing Date. Gettman shall be responsible for the administration of all claims under the Company's insurance policies relating to periods prior to the Closing Date. If any claim is asserted against the Company relating to periods prior to the Closing Date, Gettman shall, if requested by the Purchaser, promptly assert and pursue coverage and payment for such claim with the appropriate insurance carrier, and the Purchaser shall, and shall cause the Company to, provide reasonable cooperation and assistance to Gettman in asserting and pursuing such coverage. In particular, the Purchaser shall, upon request by Gettman, cause the

Company to file all necessary claims and take all such other action as may reasonably be requested by Gettman to pursue such coverage. As between Gettman, on the one hand, and the Purchaser and the Company, on the other hand, the Purchaser and the Company shall be entitled to recover all insurance proceeds with respect to any claim, except to the extent the Belch Sisters have previously provided indemnification therefor to the Purchaser or the Company under this Agreement. If the Purchaser shall pursue coverage and payment for any claim relating to periods prior to the Closing Date on behalf of the Company, then Gettman shall provide reasonable cooperation and assistance to the Company and the Purchaser. Notwithstanding anything to the contrary in this Agreement, Gettman shall not be obligated to perform services or take any actions which are beyond the scope of actions and services contemplated by the Consulting Agreement attached hereto as Exhibit 7.9 or by the indemnification provisions hereof.

            (b) Insurance Coverage After the Closing Date. Each party shall be responsible for establishing and maintaining its own property and casualty insurance (including, without limitation, primary and excess general liability, automobile, workers' compensation, property, director and officer liability, fire, crime, surety and other similar insurance policies) for the activities and claims of such party and its Affiliates on and after the Closing Date; provided, however, the Purchaser shall, if it so desires, continue the Company's policies in place as at the Closing Date and the Belch Sisters shall, if they so desire, obtain new insurance policies on any of the assets distributed to any of them as Excluded Assets as provided herein.

      Section 6.9 Other Tax Matters.

            (a) Tax Returns. The Purchaser, the Belch Sisters, the Company and their successors shall cooperate in the preparation of all Tax Returns and reports and shall make available all necessary records and timely take all action necessary to allow for the preparation and filing of all Tax Returns and reports. Within ten (10) days following the Closing, the Belch Sisters shall deliver or shall cause to be delivered to the Purchaser all books, records, returns, schedules, work papers, and other documents (including without limitation, appraisals and other background information) which are (1) in the possession of the Belch Sisters, (2) which have not otherwise been delivered to Purchaser hereunder, and (3) which relate to any Taxes of the Company for any taxable period prior to Closing. Prior to the delivery of the materials described in the preceding sentence, the Belch Sisters shall cooperate with the Purchaser in providing access to such materials as is reasonably required by the Purchaser.

      The parties hereto agree that the Belch Sisters shall prepare, and pay (or if reserved for, such Taxes shall be Purchaser's obligation to the extent so reserved for) all Taxes arising prior to Closing, all Tax Returns for the Company for the periods ending on or before the Closing Date and, except as otherwise provided herein, for all Taxes arising as a result of the transactions contemplated by this Agreement. Upon mutual agreement between the Belch Sisters and the Purchaser, the Company may prepare any such required Tax Returns. Purchaser shall prepare, and pay all Taxes arising therefrom, all Tax Returns for the Company for the periods ending after the Closing Date.

            (b) Information. The Purchaser and the Belch Sisters agree to furnish or cause to be furnished to each other, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company as is reasonably requested for the filing of any Tax Return, in determining a Tax liability or right to refund, for the preparation of any audit or other proceeding, and for the prosecution of any claim, suit or proceeding relating to a proposed Tax adjustment. The Purchaser and the Belch Sisters shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings involving the Company. The parties shall execute and deliver such powers of attorney and other documents as are reasonably requested to carry out the administration of the Tax provisions of this Agreement.

                                  ARTICLE VII

                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

      The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by the Purchaser:

      Section 7.1 Representations and Warranties. The representations and warranties of the Belch Sisters and the Company contained in Article II hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Seller and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The Belch Sisters shall have delivered to the Purchaser a certificate, dated the Closing Date, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties as accurate on the Closing Date as on the date originally given. The Seller shall deliver to the Purchaser all of the certificates, stock powers and other documentation referenced in Section 9.2 hereof, evidencing the transfer to the Purchaser of clear title to all of the Company Capital Stock owned by Seller at the Closing, all in form and substance satisfactory to the Purchaser and its counsel in their sole discretion.

      Section 7.2 Consents and Approvals. The Belch Sisters, the Company and the Purchaser shall have obtained all consents, approvals, Orders, qualifications, licenses, Permits and other authorizations specified in Schedules 2.3, 2.26 and
3.3 hereto and, to the extent not listed in Schedules 2.3, 2.26 and 3.3 hereto, required by all applicable material Regulations, Orders and Contracts binding on any of the Seller, the Company or the Purchaser or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the business of the Company in the same manner after the Closing Date as before the Closing Date and all such consents, approvals, Orders, qualifications, licenses, Permits and other authorizations shall have become final and the appeal period, if any, therefrom shall have expired or any applicable appeal thereof shall have been dismissed.

      Section 7.3 No Material Adverse Change. There shall have been no Material Adverse Change in the business, properties, Year-End Financial Statements, Interim Financial Statements, Schedules to this Agreement, business prospects, condition (financial or otherwise) or results of operations of the Company since December 31, 1997 through the Closing Date. The Purchaser shall have received a certificate, dated the Closing Date, from the Belch Sisters, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing.

      Section 7.4 No Proceeding or Litigation. No Order or Regulation shall be in effect which would prevent the consummation of the transactions contemplated hereby.

      Section 7.5 Secretary's Certificate. The Purchaser shall have received a certificate, signed by the Secretary of the Company and Quality dated the Closing Date, as to the charter and by-laws of the Company and Quality and the resolutions adopted by the shareholders and directors of the Company and Quality in connection with this Agreement in a form reasonably satisfactory to the Purchaser.

      Section 7.6 Certificates of Good Standing. At the Closing, the Company shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing of the Company and Quality in their respective jurisdictions of incorporation and in each jurisdiction in which each is qualified to do business as a foreign corporation as of a date not more than fifteen (15) days prior to the Closing Date.

      Section 7.7 Opinion of Seller's Counsel. The Belch Sisters shall deliver at Closing an opinion of counsel to the Seller addressed to Purchaser and Purchaser's lender in substantially the form attached hereto as Exhibit 7.7.

      Section 7.8 Noncompetition Agreement. The Belch Sisters and Company shall have caused Gettman to enter into the Noncompetition Agreement attached hereto as Exhibit 7.8.

      Section 7.9 Consulting Agreement. The Belch Sisters and Company shall have caused Gettman to enter into the Consulting Agreement attached hereto as Exhibit 7.9.

      Section 7.10 Resignations. The Belch Sisters shall have caused all directors and officers of Columbus and Quality to have resigned.

      Section 7.11 Other Documents. The Purchaser shall have been furnished with such other and further documents and certificates, including certificates of the Seller, or the Company's and Quality's officers, directors and others, as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

      Section 7.12 Liens. The Belch Sisters and the Company shall have removed all Liens on the Company Capital Stock owned by Seller and the Quality Capital Stock and/or on the assets and properties of the Company other than Permitted Liens.

      Section 7.13 Delivery of Certain Company Capital Stock. All of the capital stock of at least the Belch Sisters, J. Earl Belch and Thomas Gettman shall be delivered at Closing.

      Section 7.14 Delivery of Minute Books. The Belch Sisters and the Company shall deliver at Closing all original minute books and stock transfer records of Columbus and Quality.

      Section 7.15 Delivery of Interim Financial Statements. The Company shall deliver Interim Financial Statements to the Purchaser on a monthly basis from and after the date hereof as soon as such Interim Financial Statements shall have been prepared and as provided in Section 4.9 hereof.

                                 ARTICLE VIII

                         CONDITIONS TO THE OBLIGATIONS
                             OF THE BELCH SISTERS

      The obligations of the Belch Sisters under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by Gettman:

      Section 8.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article III hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made, except as expressly provided herein or therein. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. An officer of the Purchaser in his capacity as such shall have delivered to the Belch Sisters a certificate, dated the Closing Date, in a form reasonably satisfactory to the Belch Sisters, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties as accurate on the Closing Date as on the date originally given.

      Section 8.2 Consents and Approvals. The Purchaser, the Seller and the Company shall have obtained all consents, approvals, Orders, qualifications, licenses, Permits and other authorizations, specified in Schedules 2.3, 2.26 and
3.3 hereto and, to the extent not listed in Schedules 2.3, 2.26 and 3.3 hereto, required by all applicable Regulations, Orders and Contracts binding on any of the Purchaser, the Belch Sisters or the Company or any of their respective properties and assets with respect to the execution, delivery and performance of this Agreement and the financing and consummation of the transactions contemplated herein and all such consents, approvals, Orders, qualifications, licenses, Permits and other authorizations shall have become final and the appeal period, if any, therefrom shall have expired or any applicable appeal thereof shall have been dismissed.

      Section 8.3 No Proceeding or Litigation. No Order or Regulation shall be in effect which would prevent the consummation of the transactions contemplated hereby.

      Section 8.4 Secretary's Certificate. The Belch Sisters shall have received a certificate, signed by the Secretary of the Purchaser, dated the Closing Date, as to the charter and by-laws of the Purchaser and the resolutions adopted by the directors of the Purchaser in connection with this Agreement in a form reasonably satisfactory to the Belch Sisters.

      Section 8.5 Opinion of Purchaser's Counsel. Purchaser shall deliver at Closing an opinion of counsel to Purchaser addressed to the Belch Sisters in substantially the form attached hereto as Exhibit 8.5.

      Section 8.6 Excluded Assets Documents. Purchaser and the Company shall deliver at Closing those documents required pursuant to Section 1.3 hereof with respect to transfer of the Excluded Assets.

      Section 8.7 Noncompetition Agreement. Purchaser shall enter into at Closing the Noncompetition Agreement attached hereto as Exhibit 7.8.

      Section 8.8 Consulting Agreement. Purchaser shall enter into at Closing the Consulting Agreement attached hereto as Exhibit 7.9.

      Section 8.9 Certificate of Good Standing. At the Closing, Purchaser shall have delivered to the Belch Sisters a certificate evidencing the good standing of the Purchaser in the State of Delaware.

      Section 8.10 Other Documents. The Belch Sisters shall have been furnished with such other documents and certificates as the Belch Sisters shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

                                  ARTICLE IX

                                    CLOSING

      Section 9.1 Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held on or before January 4, 1999, effective as of January 1, 1999 (or on such date either before or after January 4, 1999 as the parties hereto shall mutually agree, which shall be at least ten (10) days after receipt of all final PUCO and other approvals required as a precondition to Closing) (the "Closing Date") in the offices of the Seller's counsel; provided, that the Closing shall occur as soon as practicable (but no sooner than ten (10) days) after the satisfaction of the conditions contained in Articles VII and VIII hereof.

      Section 9.2 Closing Date Payment and Receipt of Shares from Seller. On the Closing Date, (i) each of the Sellers will (a) assign and transfer to the Purchaser good and valid title in and to their Company Capital Stock, free and clear of all Liens, by delivering to the Purchaser stock certificates representing all such shares of Company Capital Stock, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached (including appropriate representations and warranties as to ownership, authority and liens); and (b) cause Columbus to deliver the certificate(s) representing all Quality Capital Stock to the Purchaser; (ii) the Purchaser shall, by wire transfer of same-day funds, deposit in an escrow account the amount of One Million Dollars ($1,000,000) from the proceeds otherwise payable to the Belch Sisters, all as provided in Section 11.2 hereof; (iii) the Purchaser shall, by wire transfer of same-day funds, pay to the Seller the amount of the Purchase Price for all of the Company Capital Stock so delivered, less (from the amount otherwise payable to the Belch Sisters) the Escrow Funds; and (iv) the parties shall deliver to each other the documents required under this Agreement to be delivered at or prior to the Closing. Each Seller shall, prior to Closing, advise Gettman of her desired manner of payment.

      Section 9.3 Closing Date Payment and Receipt of Shares from Other Stockholders. On the Closing Date, (i) each of the Other Stockholders who desires to sell his or her Company Capital Stock will (a) assign and transfer to the Purchaser good and valid title in and to his or her Company Capital Stock, free and clear of all Liens, by delivering to the Purchaser stock certificates representing all such shares of Company Capital Stock, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached (including appropriate representations and warranties as to ownership, authority and liens); (ii) the Purchaser shall, by wire transfer of same-day funds, pay to such Other Stockholders the amount of the Purchase Price for such Company Capital Stock delivered; and (iii) the Other Stockholders shall deliver to Purchaser such other documents required by Purchaser. The Other Stockholders shall, prior to Closing, advise Purchaser of his or her desired manner of payment.

      Section 9.4 Purchase of Certain Company Capital Stock. If any Other Stockholder other than J. Earl Belch and Thomas Gettman shall have elected not to participate in the Closing or should any Other Stockholder not have been located by the Belch Sisters, the Company or the Purchaser prior to Closing, then Purchaser hereby agrees to pay the Purchase Price to such Other Stockholder for such number of shares of the Company Capital Stock set forth on Exhibit A hereto should they elect to participate at some time after the Closing or should they be located after the Closing. Notwithstanding anything to the contrary herein provided, the Belch Sisters shall be liable hereunder should any other shareholder, not listed on Exhibit A hereto, come forth and legitimately claim ownership of shares in the Company or should a Seller legitimately claim ownership of shares in excess of the number set forth with respect to him, her or it on Exhibit A hereto, all to the extent that the Purchaser is called upon to pay for more than 323 shares of the Company Capital Stock.

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

      Section 10.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

            (a) Mutual Consent. By mutual written consent of the Purchaser and the Belch Sisters.

            (b) Seller's Failure to Perform. By the Purchaser if as of the Closing Date (i) the Purchaser is not in material default and (ii) any of the conditions specified in Article VII hereof have not been satisfied (and remain so unsatisfied for more than ten (10) days after the Purchaser has notified the Belch Sisters in writing thereof) or if either the Seller or the Company is otherwise in default in any material respect under this Agreement (and remains in default for more than ten (10) days after the Purchaser has notified the Belch Sisters in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Purchaser (on reasonable grounds) that either the Seller or the Company will be unable to satisfy one or more of the representations and warranties in Article II hereof or one or more of the covenants or agreements in Articles IV, VI or VII hereof,

            (c) Purchaser's Failure to Perform. By the Belch Sisters if as of the Closing Date (i) the Belch Sisters and/or the Company are not in material default and (ii)any of the conditions specified in

Article VIII hereof have not been satisfied (and remain so unsatisfied for more than ten (10) days after the Belch Sisters have notified the Purchaser in writing thereof) or if the Purchaser is otherwise in default in any material respect under this Agreement (and remains in default for more than ten (10) days after the Belch Sisters has notified the Purchaser in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Belch Sisters (on reasonable grounds) that the Purchaser will be unable to satisfy one or more of its representations and warranties in Article III hereof or one or more of the covenants or agreements in Articles V, VI or VIII hereof.

            (d) Failure to Close by March 31, 1999. By either party in the event the Closing has not occurred by March 31, 1999, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate the Agreement.

            (e) Material Adverse Change. By the Purchaser if a Material Adverse Change shall be shown (in the sole discretion of Purchaser) in any of the Interim Financial Statements delivered after the date hereof and written notice of termination of this Agreement shall have been given by the Purchaser within thirty (30) business days of Purchaser's receipt of such Interim Financial Statements.

            (f) Remedies. In the event of any failure to perform as described in this Section 10.1, the nonbreaching party shall have such remedies for breach of contract as are allowed by law or equity in addition to or in substitution of the right of termination.

      Section 10.2 Procedure Upon Termination. If this Agreement is terminated as provided herein:

            (a) Return of Records. Each party shall as promptly as practicable redeliver to the party furnishing the same, all data, information and other written material (including all copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof.

            (b) Confidentiality. All information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority or is independently made available to the party by third parties having a right to disclose such information) shall not at any time be used by such party, or disclosed to third parties (other than such party's legal, financial or financing advisers or sources for purposes of evaluating and closing the transactions contemplated hereby).

                                  ARTICLE XI

                      SURVIVAL OF TERMS; INDEMNIFICATION

      Section 11.1      Survival; Limitations.

            (a) All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement and the agreements of the parties to indemnify each other as set forth in this
Article XI shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto and shall continue for, and all claims with respect thereto shall be made prior to April 30, 1999 (if the Closing shall have occurred at any time in 1998) or prior to the date which is seven (7) months after Closing (if the Closing shall have occurred at any time in 1999) (the "Indemnification Period"); provided, however, that with respect to any income tax liability of Columbus or Quality attributable to any activities or transactions occurring by any of them on or prior to the Closing Date, the agreement of the Belch Sisters to indemnify Purchaser and its Affiliates shall survive until, and all claims with respect thereto shall be made prior to, the expiration of the applicable statute of limitations.

            (b) Notwithstanding anything in this Agreement to the contrary, the Belch Sisters and the Purchaser shall be required to indemnify one another pursuant to the provisions of this Article XI only to the extent that Claims indemnifiable by such party exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate, and only with respect to such excess. Notwithstanding anything herein to the contrary, the liability of both of the Belch Sisters, on the one hand, and the Purchaser, on the other hand, with respect to this Article XI shall be limited to One Million Dollars ($1,000,000) in the aggregate.

      Section 11.2 Escrow of Liquid Assets. Five Hundred Thousand Dollars ($500,000) of the Purchase Price otherwise payable to each of the Belch Sisters for their Shares (for a total of $1,000,000) (collectively, the "Escrow Funds") shall be maintained in an escrow account (the "Escrow Account"), in KeyCorp, pursuant to the terms and provisions of an Escrow Agreement to be executed at Closing substantially in the form attached hereto as Exhibit 11.2 (the "Escrow Agreement").

      Section 11.3 Indemnification by the Belch Sisters. After the Closing Date, subject to the limitations set forth in Article XI hereof, the Purchaser and its Affiliates (including, without limitation, the Company and Quality) and their respective officers, directors, employees, shareholders, representatives and agents shall, as their sole and exclusive remedy, be indemnified and held harmless jointly and severally by the Belch Sisters, their respective heirs, successors, representatives and assigns, to the extent provided herein and payable solely from the Escrow Account, against and in respect of any and all Claims and any and all other damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

            (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Seller, or the Company, or nonfulfillment of any obligation on the part of the Company (to be performed prior to the Closing) or the Seller or the Belch Sisters under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement, Year-End Financial Statement, Interim Financial Statement, or instrument delivered by or on behalf of the Seller or the Company hereunder.

            (b) Taxes. All Taxes of the Seller, of the Belch Sisters, of Columbus or Quality attributable to any period or partial period ending prior to or on the Closing Date.

            (c) Third Party Claims. Any Claim of a third party including, without limitation a Claim by the Belch Sisters as officers and/or directors of the Company described in Section 11.4(d) hereto, arising out of the business or operations of the Company prior to or on the Closing Date, or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the business of the Company prior to or on the Closing Date.

            (d) Other. Any other Claims of Purchaser, Columbus, Quality, or their Affiliates arising hereunder or as a result of the transactions contemplated hereby.

            (e) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.


      Section 11.4 Indemnification by the Purchaser. After the Closing, subject to the limitations set forth in Section 11.1, the Seller and its Affiliates and their respective officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless by the Purchaser against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

            (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Purchaser, or nonfulfillment of any obligation on the part of the Company (to be performed after the Closing) or the Purchaser under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement or instrument delivered by or on behalf of the Purchaser hereunder.

            (b) Taxes. All Taxes of the Purchaser or of the Company attributable to any period which begins after the Closing Date.

            (c) Third Party Claims. Any Claim of a third party arising out of the business or operations of the Company after the Closing Date.

            (d) Officers and Directors. Any Claim for which the Belch Sisters would have been entitled to indemnification as an officer or director of the Company prior to Closing.

            (e) Other. Any other Claims of Seller arising hereunder or as a result of the transactions contemplated hereby.

            (f) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

      Section 11.5 Third Party Claims.

            (a) Generally. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the

"Indemnitee") of notice of the commencement of any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation another party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a claim thereon is to be, or may be, made against the Indemnitor, immediately notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim or process and all legal pleadings. The Indemnitee's failure to give timely notice as required by this Section 11.5(a) shall not serve to eliminate or limit the Indemnitor's obligation to indemnify the Indemnitee unless such failure prejudices the rights of the Indemnitor, and then only to the extent of such prejudice. Moreover, the Indemnitee shall have the right to take any actions or steps it deems reasonable to avoid the occurrence of any prejudice to the rights of the Indemnitee. The Indemnitor shall have the right to assume the defense of such action with counsel of reputable standing unless with respect to such action (A) injunctive or equitable remedies have been sought therein in respect of the Indemnitee or its business or (B) such action is for an alleged amount of less than Five Thousand Dollars ($5,000); provided, that the Indemnitee and counsel to the Indemnitee shall have the right to participate in the defense of any and all Claims pursuant to the provisions of Section 11.5(b) hereof. The Indemnitor and the Indemnitee shall reasonably cooperate in the defense of such Claims. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall immediately pay such amount to the Indemnitee in order to enable the Indemnitee to make such payment, and otherwise shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment, in either case, plus all reasonable out-of-pocket expenses (including legal fees and expenses) incurred by such Indemnitee at the specific request of the Indemnitor, as provided above, or as otherwise authorized by Section 11.5(b) hereof, in connection with such obligation or liability subject to this Article XI. Notwithstanding anything to the contrary in this Agreement, in the event the Purchaser or any of its Affiliates is the Indemnitee, the Indemnitor and the Indemnitee shall jointly instruct the Escrow Agent, in writing, to make such payment and reimbursement from and out of the Escrow Account. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume such defense as provided in this Section 11.5(a), the Indemnitee shall have the full right to defend against any such Claim and shall be entitled to settle or agree to pay in full such Claim in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this Section 11.5(a), the Indemnitee shall not enter into any settlement for which an indemnification Claim will be made hereunder without the approval of the Indemnitor, which shall not be unreasonably withheld.

            (b) Counsel. An Indemnitee shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim and the Indemnitor has agreed in writing to pay such fees and expenses, or
(ii) the Indemnitor shall not have employed counsel in the defense of such Claim (which counsel may be in-house counsel unless and until a lawsuit has been commenced). In either of which events, such fees and expenses of not more than one such counsel for the Indemnitee shall be borne by the Indemnitor.

      Section 11.6      Other Claims.

            (a) In the event an Indemnitee should have a claim under this
Article XI against an Indemnitor that does not involve a third party Claim, the Indemnitee shall promptly give notice (the "Indemnitee Notice") and the details thereof, including copies of all relevant information and documents, to the Indemnitor within a period of thirty (30) days following the discovery of the claim by the Indemnitee (the "Claim Notice Period"). The failure by any Indemnitee to give the Indemnitee Notice within the Claim Notice Period shall not impair the Indemnitee's rights hereunder except to the extent that the Indemnitor demonstrates that it has been prejudiced thereby. The Indemnitor will notify the Indemnitee within a period of thirty (30) days after the receipt of the Indemnitee Notice by the Indemnitor (the "Indemnity Response Period") whether the Indemnitor disputes its liability to the Indemnitee under this
Article XI with respect to such Claim. If the Indemnitor notifies the Indemnitee that it does not dispute the Claim described in such Indemnitee Notice or fails to notify the Indemnitee within the Indemnity Response Period whether the Indemnitor disputes the claim described in such Indemnitee Notice, the actual damages as finally determined will be conclusively deemed to be a liability of the Indemnitor under this Article XI and the Indemnitor shall pay the amount of such damages to the Indemnitee on demand. Notwithstanding anything to the contrary in this Agreement, in the event the Purchaser or any of the Affiliates is the Indemnitee, the Indemnitor and Indemnitee shall jointly give prompt written notice to the Escrow Agent to pay such amount from and out of the Escrow Funds. If the Indemnitor notifies the Indemnitee within the Indemnity Response Period that the Indemnitor disputes its liability with respect to such Claim, the Indemnitor and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice or such longer period as may be agreed to by the parties in writing, such dispute shall be resolved by arbitration in accordance with Section 11.6(b) hereof.

            (b) Any dispute required to be submitted to arbitration pursuant to this Section 11.6(b) shall be finally and conclusively determined in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules of Arbitration") then in effect by the decision of three (3) arbitrators (the "Board of Arbitration") selected in accordance with the Rules of Arbitration. The Board of Arbitration shall meet in Columbus, Ohio and shall render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to and stating the amount, if any, which the Indemnitor is required to pay to the Indemnitee in respect of the claim made by the Indemnitee. The decision of the Board of Arbitration shall be rendered as soon as practical following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnitee and the Indemnitor and, to the extent the Escrow Account is still in existence, to the Escrow Agent. Any decision made by the Board of Arbitration shall be final, binding and conclusive on the Indemnitee and the Indemnitor and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction.

            The parties hereto hereby consent to the jurisdiction of the foregoing Board of Arbitration and to the jurisdiction of any local, state or federal court located in the State of Ohio, without regard to its principles of conflict of laws, for the purpose of enforcing the decision or award of the Board of Arbitration or otherwise. The parties hereto agree that all service of process may be made on any such party by personal delivery or by registered or certified mail addressed to the appropriate party at the address for such party set forth in this Agreement.

            All fees, costs and expenses of the prevailing party in any arbitration, including, but not limited to, attorneys' fees, shall be paid by the losing party and shall be awarded to the prevailing party as part of the decision of the Board of Arbitration. For purposes hereof, a "Prevailing Party" shall mean the party which substantially prevails in its position in arbitration. Each and every arbitration proceeding commenced pursuant to this Section 11.6(b) shall be consolidated with any arbitration proceedings simultaneously or previously commenced (but not concluded) under this Section 11.6(b).

      Section 11.7      Continued Liability for Indemnity Claims.

            The liability of any Indemnitor hereunder with respect to claims hereunder shall continue for so long as any claims for indemnification may be made hereunder pursuant to this Article XI and, with respect to any such indemnification claims duly and timely made, thereafter until the Indemnitor's liability therefore is finally determined and satisfied.

      Section 11.8 Exclusive Remedy. The parties hereby expressly agree that the indemnification to be provided under and pursuant to Article XI shall be the sole and exclusive remedy for any and all Claims by any party hereto against any other party hereto for matters arising under this Agreement or any transactions contemplated by this Agreement. There is no right of offset from or against any of the payments to be made to Gettman under the Noncompetition Agreement or Consulting Agreement.

      Section 11.9 Early Release of Escrow Funds Upon Nonpayment of Gettman Noncompetition Agreement and Consulting Agreement Obligations Absent Gettman Default. Notwithstanding anything to the contrary herein or in the Escrow Agreement provided, to the extent Purchaser and/or the Company shall have failed to timely pay any amounts due to Gettman under the Noncompetition Agreement and/or the Consulting Agreement and such failure to pay shall have continued after written notice thereof by Gettman and a thirty (30) day opportunity to cure such default, if Gettman is not otherwise in default of those agreements, then all Escrow Funds remaining in the Escrow Account shall be paid to the Belch Sisters as in the Escrow Agreement provided, notwithstanding that the Escrow Period may not have otherwise expired. The parties hereto agree to so instruct the Escrow Agent on a timely basis.

                                  ARTICLE XII

                              GENERAL PROVISIONS

      Section 12.1 Amendment and Modification. This Agreement may only be amended, modified or supplemented by a written agreement signed by all of the parties hereto.

      Section 12.2 Waiver. The failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent may only be given in writing.

      Section 12.3 Certain Definitions.

      "Affiliate" shall mean, with regard to any Person, any Person which, directly or indirectly controls, is controlled by, or is under common control with, such Person and, with respect to any Person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof. "Control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

      "Agreement" shall have the meaning ascribed to such term in the preamble hereof.

      "Authority" shall mean any governmental authority, including, without limitation, the FCC and the PUCO and the municipality of Columbus Grove, Ohio, and any other governmental, regulatory or administrative body, agency, commission, board of arbitrators, or any court or judicial authority, whether federal, state, local or foreign.

      "Belch Sisters" shall have the meaning ascribed to such term in the preamble of Article II hereof.

      "Business Day" shall mean any day that is not a Saturday or Sunday and that in Columbus Grove, Ohio, or Charlotte, North Carolina, is not a day on which banking institutions are generally authorized or obligated by Regulation to close.

      "CERCLA" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

      "CERCLIS" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

      "Claim" shall mean any action, written claim, complaint, lawsuit, written demand, suit, notice of a violation, litigation, proceeding, arbitration or other dispute noticed in writing, or otherwise, whether civil, criminal, administrative or otherwise, by any Authority or other Person.

      "Closing" shall have the meaning ascribed to such term in Section 9.1 hereof.

      "Closing Date" shall have the meaning ascribed to such term in Section 9.1 hereof.

      "Company" shall have the meaning ascribed to such term in the preamble hereof, but with respect to all representations, warranties, covenants and agreements contained herein or in any Exhibit or Schedule hereto shall mean Columbus and Quality.

      "Contract" shall mean any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

      "Environmental Law" shall mean any Regulation or Order, including, but not limited to, any term or condition included in a validly issued Permit to construct or operate a facility subject to any Regulation or Order, which relates to or otherwise imposes liability or standards of conduct concerning environmental matters, mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous wastes, substances or materials, including (but not limited to) CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "superlien" law and any other similar Regulation by any Authority in effect on or before the Closing Date.

      "Environmental Permit" shall mean a Permit relating to or required by any Environmental Law.

      "ERISA" shall have the meaning ascribed to such term in Section 2.19 hereof.

      "ERISA Plans" shall have the meaning ascribed to such term in Section 2.19 hereof.

      "Escrow Account" shall have the meaning ascribed to such term in Section
11.2 hereof.

      "Escrow Agreement" shall have the meaning ascribed to such term in Section
11.2 hereof.

      "Escrow Funds" shall have the meaning ascribed to such term in Section
11.2 hereof.

      "FCC" shall mean the Federal Communications Commission.

      "GAAP" shall mean United States generally accepted accounting principles, consistently applied, as in existence at the date hereof and/or at the Closing Date.

      "Hazardous Materials" shall have the meaning ascribed to such term in
Section 2.21(a) hereof.

      "Improvements" shall have the meaning ascribed to such term in Section 2.14(c) hereof.

      "Indemnitee" shall have the meaning ascribed to such term in Section 11.5(a) hereof.

      "Indemnitor" shall have the meaning ascribed to such term in Section 11.5(a) hereof.

      "Interim Financial Statements" shall have the meaning ascribed to such term in Section 2.9(a) hereof.

      "IRC" or the "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "IRS" means the Internal Revenue Service.

      "Lien" shall mean any security interest, lien, mortgage, pledge, hypothecation, encumbrance, claim, easement, restriction (on transfer or otherwise) or interest of another Person of any kind or nature.

      "Material Adverse Change" shall mean any developments or changes which would have a Material Adverse Effect.

      "Material Adverse Effect" shall mean, with respect to any Person, any circumstances, state of facts or matters which could reasonably be expected, either individually or in conjunction with any other circumstance, state of facts or matter, to have a material adverse effect in respect of such Person's business, business prospects, properties, assets, condition (financial or otherwise) or results of operations.

      "Order" shall mean any judgment, decree (consent or otherwise), order, injunction (preliminary or permanent), stipulation, ruling, decree or consent of or by an Authority.

      "PCB" shall mean polychlorinated biphenyls.

      "Permits" shall have the meaning ascribed to such term in Section 2.26 hereof.

      "Permitted Liens" shall mean (i) statutory Liens for Taxes not yet due and payable, (ii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not materially interfere with the present use of the properties or assets subject thereto or affected thereby, do not otherwise materially impair present business operations at such properties, or do not have a Material Adverse Effect on the value of such properties and assets and (iii) Liens reflected in the Year-End Financial Statements.

      "Person" shall mean any corporation, partnership, joint venture, organization, entity, Authority or natural person, together with any and all heirs, successors, representatives and assigns thereof.

      "Pension Benefit Plan" shall have the meaning ascribed to such term in
Section 2.19 hereof.

      "Proprietary Rights" shall mean all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, registrations and applications for registrations, (ii) trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof and (iii) copyrights and registrations and applications for registration thereof.

      "Purchase Price" shall have the meaning ascribed to such term in Section
1.2 hereof.

      "Purchaser" shall have the meaning ascribed to such term in the preamble hereof.

      "PUCO" shall mean the Public Utilities Commission of the State of Ohio.

      "Regulation" shall mean any law, statute, regulation, ordinance, requirement, rule, executive order or binding action of or by an Authority.

      "Release" shall have the meaning ascribed to such term in Section 9601(22) of Title 42 of the United States Code.

      "Seller" shall have the meaning ascribed to such term in the preamble hereof.

      "Shares" shall have the meaning ascribed to such term in the recitals hereof.

      "Tax Returns" shall have the meaning ascribed to such term in Section 2.16(a) hereof.

      "Tax" or "Taxes" means any income, gross receipt, net proceeds, alternative or add-on minimum, ad valorem, value added, estimated, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other taxes, charges, fees, levies or other assessments of any kind whatsoever (including interest, penalties, fines and additions thereto) imposed by any taxing Authority, federal, state, local or foreign.

      "Welfare Benefit Plan" shall have the meaning ascribed to such term in
Section 2.19 hereof.

      "Year-End Financial Statements" shall have the meaning ascribed to such term in Section 2.9(a) hereof.

      Section 12.4 Notices. All notices, claims, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by first class certified mail, return receipt requested, with postage paid, or by receipted overnight courier service to the intended recipient at the address specified below or at such other address as shall be designated by such party in any notice to the other parties.

Notices to Purchaser:                     With a Copy to:
---------------------                     --------------
MJD Ventures, Inc.                        Underwood Kinsey Warren &
521 East Morehead Street                    Tucker, P.A.
Suite 250                                 201 S. College Street,
Charlotte, NC   28202                     Suite 2020
ATTN:  Eugene B. Johnson, Vice            Charlotte, NC   28244-2020
  Chairman and Executive   Vice           ATTN:  Shirley J. Linn, Esq.
President                                 (704) 333-1200   (Phone)
(704) 344-8150   (Phone)                  (704) 377-9630   (Fax)
(704) 344-8121   (Fax)


Notices to Seller, to                     With a Copy to:
the Company, to Belch
Sisters and Gettman
---------------------                     ---------------
Ms. Jane Gettman                          Thompson Hine & Flory LLP
The Columbus Grove Telephone              One Columbus
  Company                                 10 East Broad Street,
112 West Sycamore Street                  Suite 700
Columbus Grove, OH   45830                Columbus, OH   43215-3435
(419) 659-2111   (Phone)                  ATTN:  J. Raymond
(419) 659-5001   (Fax)                      Prohaska, Esq.
                                          (614) 469-3309   (Phone)
                                          (614) 469-3361   (Fax)


      Section 12.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

      Section 12.6 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to its principles of conflict of laws.

      Section 12.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 12.8 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 12.9 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements and understandings, oral or written, express or implied, among the parties with respect to such subject matter. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties with respect to such subject matter other than those expressly set forth or referred to herein.

      Section 12.10 No Benefit. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective heirs, successors and permitted assigns.

      Section 12.11 Delays or Omissions. Except as otherwise provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of another party hereto under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein or of or in any similar breach or default thereafter occurring. All remedies, whether under this Agreement, by Regulation or otherwise, afforded to any party shall be cumulative and not alternative.

      Section 12.12 Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 12.13 Expenses. Each of the parties hereto shall bear its own expenses, including, without limitation, legal fees, taxes and expenses, with respect to this Agreement and the transactions contemplated hereby (which, with respect to such expenses incurred by or on behalf of the Seller or the Company, shall be paid by the Seller and not by the Company).

      Section 12.14 Time of the Essence. Time is strictly of the essence with respect to the provisions of this Agreement.

      Section 12.15 Injunctive Relief. The parties hereby agree that any remedy at law for any breach of the provisions of this Agreement shall be inadequate and that the nonbreaching party shall be entitled to injunctive relief in addition to any other remedy which such nonbreaching party might have at law or in equity.




                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    MJD VENTURES, INC.



                                       /s/ Michael J. Stein
                                    -----------------------
                                    By:    Michael J. Stein
                                    Title: Vice President




                                     /s/ Jane Gettman           (SEAL)
                                    ----------------------------
                                    JANE GETTMAN


                                     /s/ Jane Gettman           (SEAL)
                                    ----------------------------
                                    JANE GETTMAN, Trustee


                                     /s/ Earlene Winner         (SEAL)
                                    ----------------------------
                                    EARLENE WINNER






                                    THE COLUMBUS GROVE TELEPHONE COMPANY



                                     /s/ Jane Gettman
                                    By:    Jane Gettman
                                    Title: Secretary & Treasurer

                                   Exhibit A

                              Other Stockholders





J. Earl Belch (7 Shares)                Thomas L. Gettman (4 Shares)
126 S. High Street                      15331 Old SR 65
Columbus Grove, OH   45830              Ottawa, OH   45875

Thomas J. Basinger (4 Shares)           Joseph D. Basinger (1 Share)
167 Hillcrest                           1033 Royal Palm Drive
Bluffton, OH   45817                    Barefoot Bay, FL   32976

Jack Callahan (2 Shares)                Ruth M. Ewing (1 Share)
409 W. Sycamore Street                  1401 Fostoria Road
Columbus Grove, OH   45830              Findlay, OH   45840

Terry Callahan (2 Shares)               Evelyn L. Hauman (1 Share)
309 West Street                         863 Fox Run Road
Columbus Grove, OH   45830              Findlay, OH   45840

Mary Hooper (1 Share)
__________________________
Lima, OH

                                  Exhibit 7.7

                          Opinion of Seller's Counsel

                   [LETTERHEAD OF THOMPSON HINE & FLORY LLP]





                              _____________, 1998




MJD Ventures, Inc.
521 East Morehead Street
Suite 250
Charlotte, NC   28202

[Lender to be determined.]
--------------------------------
--------------------------------
--------------------------------

      Re:   The Columbus Grove Telephone Company and Shareholders

Ladies and Gentlemen:

      We have served as counsel to The Columbus Grove Telephone Company and to its sole subsidiary Quality One Technologies, Inc.(collectively the "Company"), each an Ohio corporation, in connection with the preparation, execution and delivery of the Stock Purchase Agreement dated as of November ____, 1998 (the "Agreement"), among MJD Ventures, Inc. ("MJD"), the Company and the shareholders of the Company individually (such shareholders shall be referred to collectively herein as the "Shareholders"), relating to the purchase of the shares of capital stock of The Columbus Grove Telephone Company (the "Shares") owned by the Shareholders. This opinion is delivered to you pursuant to Section 7.7 of the Agreement. All capitalized terms used herein have the meaning assigned to them in the Agreement except as otherwise provided herein.

      In connection with the opinions expressed below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other writings of the Company, certificates of public officials or officers of the Company, and such other documents and writings as were deemed necessary or appropriate for the opinions hereinafter expressed.

MJD Ventures, Inc.
---------------------
_______________, 1998
Page 2




      In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such documents and the legal capacity of all natural persons.

      Our opinions as hereinafter expressed are subject to the following qualifications:

      1. Our opinions are subject to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium and other similar laws;

      2. Our opinions are subject to limitations imposed by laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally, or general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the enforceability of any of the remedies, covenants and other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies;

      3. We express no opinion as to the creation or enforceability of security interests or as to the recoverability of attorneys' fees and legal expenses;

      4. We express no opinion as to the laws or the effect or applicability of the laws of any jurisdiction other than the laws of the State of Ohio;

      5. The opinions expressed herein are as of the date hereof, and we undertake no responsibility to advise you of changes occurring after the date of this letter.

      Based upon the foregoing and subject to further assumptions, limitations and qualifications set forth below, we are of the opinion that:

MJD Ventures, Inc.
---------------------
_______________, 1998
Page 3



            (a) The Columbus Grove Telephone Company and Quality One Technologies, Inc. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to carry on the business in which it is presently engaged and to own, lease and operate its properties as now being conducted and to perform its obligations under the Agreement. The Shareholders are all residents of Ohio or Florida, as shown on Exhibit A to the Agreement.

            (b) The execution and delivery of the Agreement has been duly authorized and approved by the Company's board of directors and the Shareholders. The Agreement is a valid and binding obligation of the Company and the Shareholders, enforceable in accordance with its terms, subject to limitations and qualifications noted above. All persons who have executed this Agreement on behalf of the Company have been duly authorized to do so by all necessary action of the Company and its Shareholders.

            (c) The authorized capital stock of The Columbus Grove Telephone Company consists of 500 shares of $100.00 par value common stock, of which 322 shares are issued and outstanding (the "Columbus Stock"). Each Shareholder is the lawful owner of the number of shares reported in the Agreement or in Exhibit A to the Agreement. The Columbus Grove Telephone Company has no other class of stock authorized or issued and outstanding. All of the issued and outstanding shares of the Columbus Stock are duly and validly issued and outstanding, are fully paid and nonassessable, were issued in compliance with all state and federal laws and are held by the Shareholders. The delivery by the Shareholders to Purchaser at Closing of certificates representing the Columbus Stock will pass good and marketable title to all of the Columbus Stock to Purchaser free and clear of all liens, encumbrances, claims, restrictions and equities of any kind, other than as disclosed on Schedule 2.7 of the Agreement. There are no outstanding warrants, options, rights, puts, calls or other commitments of any nature relating to the Columbus Stock, and there are no outstanding securities or debt obligations of the Company convertible into shares of capital stock of the Company. To our best knowledge, none of the issued and outstanding shares of capital stock of the Company was issued in violation of

MJD Ventures, Inc.
---------------------
_______________, 1998
Page 4



      preemptive rights. No shares of capital stock of the Company are held in the treasury of the Company.

            (d) The foregoing opinions are equally applicable to the capital stock of each affiliate or subsidiary of the Corporation hereinafter set forth, except that the authorized, issued and outstanding capital stock of such corporations are as follows:

            [Jim, we do want an opinion on the outstanding capital stock. You may rely on your review of the stock record books.]
                                                 Issued and
                             Authorized         Outstanding
      Corporation          Capital Stock       Capital Stock
      -----------          -------------       -------------
Quality One Technolo-
   gies, Inc.              850 shares,      850 shares issued
                            no par value,     to The Columbus
                            stock             Grove Telephone
                                              Company on
                                              ___________, 19___


            (e) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement will not:
      (i) violate or result in a breach of or default or acceleration under the Articles of Incorporation or Bylaws of the Company or any instrument or agreement to which the Company or the Shareholders are a party or are bound which would have a material adverse effect on the Company's properties or operations; (ii) violate any judgment, order, injunction, decree or award against or binding upon the Company or upon the Columbus Stock or other securities, property or business of the Company which would have a material adverse effect on the Company's properties or operations;
      (iii) result in the creation of any material lien, charge or encumbrance upon the properties or assets of the Company or the Columbus Stock; or
      (iv) violate any law or regulation of any jurisdiction relating to the Company or the Columbus Stock or other securities, property or business of the Company, assuming all required regulatory approvals

MJD Ventures, Inc.
---------------------
_______________, 1998
Page 5



      have been obtained in connection with the transactions contemplated by the Agreement.

            (f) There is no litigation, claim or proceeding, pending or threatened against the Company or the Shareholders, or against any of their respective assets or properties, or relating to the ownership of any or all of the Columbus Stock, or which questions the validity or enforceability of the Agreement, or which could prevent, hinder or delay consummation of the Agreement or any of the transactions contemplated thereby.

            (g) To our knowledge, there is not pending any threatened or existing claim, unsatisfied judgment, litigation, governmental investigation or proceeding before any court, arbitrator or federal, state or other governmental commission, board or other agency by or against the Company or the Shareholders or adversely affecting the operations or financial condition of the Company or its business, property, prospects or assets.

            (h) The Shareholders and the Company have given all notices to and have obtained from all local, state and federal regulatory authorities any and all final and unappealable approvals, consents, permits and authorizations required in order to consummate the transactions contemplated in the Agreement. No such approvals are needed to effect a change of control of Quality's cable television business.

            (i) Upon completion of the transactions contemplated by the Agreement, no Person, other than the Purchaser, shall have any ownership or other right in and/or to the Columbus Stock.

      The opinions expressed herein are solely for your benefit in connection with the Agreement and, without our express written consent, neither our opinions nor this opinion letter may be assigned, quoted or relied upon for any other purpose. No other person or entity may rely upon or claim reliance upon this opinion, and it is not to be quoted in whole or in part or otherwise referred to by any governmental agency or other person or entity without prior written consent of this firm.

                                    Very truly yours,

MJD Ventures, Inc.
---------------------
_______________, 1998
Page 6





                                    THOMPSON HINE & FLORY LLP

                                    By:_________________________________
                                    Name:______________________________
                                    Title:_____________________________

                                  Exhibit 7.8

                           NONCOMPETITION AGREEMENT

                           NONCOMPETITION AGREEMENT



      THIS NONCOMPETITION AGREEMENT (the "Agreement") is made effective as of the _________ day of ____________, 1998 (the "Effective Date"), by and between JANE GETTMAN, a resident of Ohio ("Gettman"); THE COLUMBUS GROVE TELEPHONE COMPANY, an Ohio corporation ("Columbus"), QUALITY ONE TECHNOLOGIES, INC., an Ohio corporation ("Quality", and collectively with Columbus, the "Company") and MJD VENTURES, INC., a Delaware corporation ("MJD").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, pursuant to that certain Stock Purchase Agreement by and among Gettman, the Company and MJD, among others, dated as of November ____, 1998 (the "Purchase Agreement"), MJD is desirous of purchasing all of the outstanding capital stock of the Company; and

      WHEREAS, Gettman is a principal shareholder of the Company, and Gettman's knowledge of and contacts within the Company's relevant trade are such that MJD is unwilling to enter into the Purchase Agreement in the absence of Gettman's agreement to the covenants set forth herein.

      NOW, THEREFORE, in consideration of and as an inducement to MJD's entering into the Purchase Agreement and the transactions contemplated thereby, and for other good and valuable consideration as provided herein, the receipt and sufficiency of which are hereby acknowledged, Gettman hereby undertakes and agrees as follows:

      1. Gettman will not, without the prior written approval of the Company and MJD, directly or indirectly engage or attempt to engage in any of the following competitive activities within the "Restricted Territory" during the "Restricted Period" (as defined in Paragraphs 1(c) and 1(d) hereof, respectively):

            (a) ownership, management, operation or control of, or participation in the ownership, management, operation or control of, or connection with or ownership of any interest in, or exploitation of any customers, business or opportunities of, to or with, or otherwise assisting in any manner, any entity which is engaged in any one or more of the "Restricted Activities" (as defined in Paragraph 1 (e) hereof). By way of example and not limitation, this restriction shall apply to actions taken by Gettman in the capacity of director, officer, employee, agent, consultant, partner or stockholder (except that Gettman shall be permitted to acquire a stock interest in a corporation provided such stock is publicly traded and the stock so acquired is not more than five percent (5%) of the total outstanding shares of such corporation) and shall further apply to actions taken by Gettman through Earlene Winner or J. Earl Belch or Thomas Gettman or any other relative or friend of hers, his or theirs; or

            (b) employing or engaging or attempting to employ or engage, or knowingly arranging or soliciting to have any other person or entity employ or engage or attempt to employ or engage, any person who heretofore has been employed or engaged by the Company and who is, on the Effective Date or thereafter, employed or engaged by the Company or MJD, including, without way of limitation, all such persons working in the capacity of employee, agent, sales consultant or independent contractor (exclusive of its legal and accounting advisers, Thompson Hine & Flory LLP and Pry CPA Services, Inc.)

            (c) As used herein, the term "Restricted Territory" shall include any and all locations which as of the Effective Date are within the operating area of Columbus or Quality, including but not limited to the Counties of Putnam and Allen, as defined by the Public Utilities Commission of the State of Ohio or the applicable municipality, and any and all locations within a radius of fifty (50) miles of the outermost boundary thereof.

            (d) As used herein, the term "Restricted Period" shall be a period of five (5) consecutive years, commencing with the Effective Date.

            (e) As used herein, the term "Restricted Activities" shall mean the provision or sale of any of the following telecommunications services to any existing or future wireline or cable television customer of the Company (i.e., any Person at a location within the Restricted Territory):

                  (1)   Wireline or wireless telephone service;

                  (2)   Paging;

                  (3)   Cellular Resale;

                  (4)   Paging Resale;

                  (5)   Internet Access;

                  (6)   PCS;

                  (7)   Voice Mail;

                  (8) Fax Store & Forward;

                  (9)   Directory;

                  (10) Pre-Paid Calling Cards;

                  (11)   Toll Resale;

                  (12)   Cable Television (wired and/or wireless);

                  (13) Local Dial Tone; and

                  (14)   Optional Wire Maintenance.

      2. Notwithstanding anything to the contrary herein provided, Gettman may, without further consent of the Company or MJD, engage in the following permitted activities (the "Permitted Activities"):

                  (1)   Internet sales outside of the Restricted
            Territory;

                  (2) Computer sales and services, whether within or outside the Restricted Territory;

                  (3) Non-telecommunications sales and services within the Restricted Territory; and

                  (4) Telecommunications-related services outside the Restricted Territory.

      3. Gettman shall not, directly or indirectly, at any and all times hereafter, use, divulge or make available to any person or entity, any confidential information or any documents, files or other papers concerning the business of the Company, except for such disclosure which is consented to in writing in advance by MJD, or otherwise required by applicable law or regulations. Nothing contained in this Agreement shall in any way restrict or impair Gettman's right to use, disclose or otherwise deal with any confidential information which: (a) at the time of disclosure is generally available to the public or thereafter becomes generally available to the public through no act of Gettman in violation of this Agreement, or (b) is independently made available to Gettman by third parties having a right to disclose such information.

      4. As consideration for the foregoing restrictions upon competition (in addition to MJD's execution of the Purchase Agreement), MJD shall pay Gettman the principal sum of Nine Hundred Thousand and no/100 Dollars ($900,000.00) (the "Noncompete Payment"). The Noncompete Payment shall be payable in twenty (20) equal quarterly installments of Forty-Five Thousand and no/100 Dollars ($45,000.00) each. The quarterly installments shall be payable in arrears, commencing on the last day of the first full calendar quarter ending after the Effective Date, and continuing on the last day of each calendar quarter occurring thereafter until the total amount of the Noncompete Payment has been paid in full to Gettman or her heirs or assigns, subject to the provisions hereof. To the extent that the Effective Date has occurred after the start of a particular calendar quarter, then the first quarterly installment shall be prorated accordingly. The Noncompete Payment may be prepaid in part or in full at any time by MJD, in its sole discretion, without penalty or premium.

      5. In the event of any breach by Gettman of any provision contained herein, all obligations and liabilities of MJD with respect to the Noncompete Payment shall cease and terminate, and the Restricted Period shall, to the extent permitted by law, be extended by any period of time during which (i) such breach continues and (ii) there is pending litigation in which MJD is seeking to enforce the terms of this Agreement. Gettman's death shall not be deemed a breach of this Agreement. There is no right of offset against the payments to be made to Gettman hereunder for any of the indemnification obligations set forth in Article XI of the Purchase Agreement.

      6. In the event of nonpayment of any of the amounts set forth in Paragraph 4 hereof, after written notice thereof by Gettman and a thirty (30) day opportunity to cure such default, if Gettman is not otherwise in default of this Agreement, all obligations and liabilities of Gettman hereunder shall cease and terminate until such time as payment hereunder shall have recommenced and been brought current.

      7. Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement. In the event that any provision contained herein is held to be invalid, prohibited or unenforceable because of the scope, duration or area of its applicability or for other reasons, such provision shall be ineffective only to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions hereof. No narrowed construction, court-modification or invalidation of any provision hereof shall affect the construction, legality, validity or enforceability of any other provision hereof.

      8. Gettman acknowledges that the Company and MJD will be irreparably damaged if the provisions hereof are not specifically enforced, and agrees that either or both of the Company and/or MJD shall be entitled to an injunction restraining any violation or attempted violation of this Agreement (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company and/or MJD may have.

      9. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to its principles of conflict of laws. This Agreement shall inure to the benefit of the Company, MJD and Gettman and their respective heirs, successors and assigns. The restrictive covenants contained herein shall apply to all actions taken by Gettman or any person or entity directly or indirectly controlling, controlled by or affiliated with Gettman. The terms hereof may not be modified or terminated except by a writing signed by the Company, MJD and Gettman.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first set forth above.


                                                               (SEAL)
                                    ---------------------------
                                    JANE GETTMAN


                                    THE COLUMBUS GROVE TELEPHONE COMPANY
ATTEST:

_____________________________       _____________________________
By: _________________________       By: _________________________
Title: ______________________       Title: ______________________

      (Corporate Seal)



                                    QUALITY ONE TECHNOLOGIES, INC.
ATTEST:

_____________________________       _____________________________
By: _________________________       By: _________________________
Title: ______________________       Title: ______________________

      (Corporate Seal)



                                    MJD VENTURES, INC.
ATTEST:

_____________________________       _____________________________
By: _________________________       By: _________________________
Title: ______________________       Title: ______________________

      (Corporate Seal)

                                  Exhibit 7.9

                             CONSULTING AGREEMENT

                             CONSULTING AGREEMENT




      THIS CONSULTING AGREEMENT (the "Agreement") is made effective as of the _________ day of ____________, 1998 (the "Effective Date"), by and between JANE GETTMAN, a resident of Ohio ("Gettman"); THE COLUMBUS GROVE TELEPHONE COMPANY, an Ohio corporation ("Columbus") and MJD VENTURES, INC. , a Delaware corporation ("MJD").

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, the Company is an Ohio corporation, and with its wholly owned subsidiary, Quality, is engaged in, among other activities, the ownership and operation of a telephone company that provides wire line and cable television telecommunications services in the exchange of Columbus Grove, Ohio (the "Business"); and

      WHEREAS, pursuant to that certain Stock Purchase Agreement by and among Gettman, the Company and MJD, among others, dated as of November ____, 1998 (the "Purchase Agreement"), MJD is desirous of purchasing all of the outstanding capital stock of the Company; and

      WHEREAS, Consultant possesses valuable knowledge and experience regarding the business affairs of the Company and of the regulatory climate of the telecommunications industry in general; and

      WHEREAS, the Company desires to obtain the services of Consultant for its business in order to insure an orderly transition of control of the Business and to assist the Company with its regulatory and legislative needs, and Consultant is willing to provide such services;

                              C O V E N A N T S:
                              - - - - - - - - -

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Consultation Services. The Company hereby engages Consultant to provide Business consulting services, and Consultant hereby agrees to provide such services to the Company. The specific services to be rendered by Consultant shall be mutually agreed upon from time to time between Consultant and appropriate officers and/or the Board of Directors of the Company. Subject to the provisions of the following paragraph, Consultant agrees to devote such time and energy as may be necessary to perform the duties and responsibilities requested by the Company.

      The parties contemplate that the majority of the Consultant's services shall pertain to assisting the Company with its regulatory and legislative needs, and that the Consultant shall expend an average of no more than twenty-five (25) hours per month providing such consulting services.

      2. Term. The term of this Agreement shall be for a period of five (5) years commencing as of the date hereof ("Term").

      3. Compensation. For all services rendered by Consultant under this Agreement, the Company shall pay Consultant an annualized fee in the amount of Sixty Thousand and No/100 Dollars ($60,000.00) (the "Consulting Payment") payable in equal monthly payments of Five Thousand Dollars ($5,000.00) each. There is no right of offset against the payments to be paid to Consultant hereunder for any of the indemnification obligations set forth in Article XI of the Purchase Agreement. Notwithstanding anything to the contrary herein provided, in the event of nonpayment by Company of any of the amounts set forth in this Paragraph 3, after written notice thereof by Consultant and a thirty
(30) day opportunity to cure such default, if Gettman is not otherwise in default of this Agreement, all obligations of Gettman hereunder shall cease and terminate until such time as payment hereunder shall have recommenced and been brought current.

      4. Expenses. The Company shall reimburse the Consultant for reasonable out-of-pocket business expenses incurred in the course of the Consultant's performance of her duties hereunder, upon presentation by the Consultant to the Company of such documentation as is reasonably requested by the Company to enable it to comply with applicable tax regulations.

      5.    Relationship of the Parties.

            (a) It is expressly agreed and understood that Consultant shall act as an independent contractor and not as an employee or agent of the Company. The Company has no responsibility for Consultant as an independent contractor, and has no responsibility for any employees hired by Consultant.

            (b) As an independent contractor, Consultant hereby expressly agrees that she is responsible for the payment of all taxes, including federal, state and local taxes, arising out of Consultant's performance of the services, including, but not limited to, federal and state income tax, Social Security tax, unemployment insurance taxes, worker's compensation and any and all other taxes.

            (c) It is expressly agreed that Consultant will make any insurance arrangements for herself she deems necessary. Consultant understands that she shall not be entitled to receive any health insurance benefits, retirement benefits or other benefits available to employees of the Company.

      6. Entire Agreement. This Agreement, with the Stock Purchase Agreement and the Noncompetition Agreement entered into by Consultant simultaneously herewith, contains the entire agreement of the parties with respect to its subject matter and, as of the date hereof, supersedes all previous and contemporaneous agreements and understandings, inducements, or conditions, expressed or implied, oral or written, between the parties with respect to the subject matter hereof, and no waiver, modification, or change of any of its provisions shall be valid unless in writing and signed by the parties against whom such claimed waiver, modification or change is sought to be enforced.

      7. Waiver of Breach. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other term or condition of this Agreement.

      8. Severability. If any term or provision of this Agreement or the application thereof to any person of circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      9. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its principles of conflict of laws.

      10. Notices. Any notices, requests, demands or other communications under this Agreement to a party hereto shall be in writing and shall be deemed to have been fully given when delivered in person or deposited in the United States Mail, postage pre-paid, by registered or certified mail, return receipt requested, to the parties hereto to the following address:

      as to Consultant:             Jane Gettman
                                    15331 Old SR 65
                                    Ottawa, OH   45875
      as to the Company:                  The Columbus Grove Tele-
                                            phone Company
                                          112 West Sycamore Street
                                          Columbus Grove, OH   45830

      as to MJD:                          MJD Ventures, Inc.
                                          521 E. Morehead Street
                                          Suite 250
                                          Charlotte, NC   28202

Any party hereto may change its address to which notices or other communications hereunder are to be directed (and the person to whom such notice or other communication is to be directed) by giving notice thereof to the other parties hereto as hereinabove provided.

      IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.




                                                                  (SEAL)
                                    ------------------------------
                                    JANE GETTMAN


                                    THE COLUMBUS GROVE TELEPHONE COMPANY
ATTEST:


_____________________________       _____________________________
By: _________________________       By: _________________________
Title: ______________________       Title: ______________________

      (Corporate Seal)



                                    MJD VENTURES, INC.

ATTEST:

_____________________________       _____________________________
By: _________________________       By: _________________________
Title: ______________________       Title: ______________________

      (Corporate Seal)

                                  Exhibit 8.5

                        Opinion of Purchaser's Counsel

                         UNDERWOOD KINSEY WARREN & TUCKER, P.A.
                                    ATTORNEYS AT LAW
                          CHARLOTTE PLAZA BUILDING, SUITE 2020
                                201 SOUTH COLLEGE STREET
RUSSELL M. BLACK          CHARLOTTE, NORTH CAROLINA 28244-2020
KIMBERLYE FAYSSOUX CORNELSON
RICHARD L. FARLEY
C. RALPH KINSEY, JR.                                                   TELEPHONE
SHIRLEY J. LINN                                                     704-333-1200
JOHN H. NORTHEY III
FRANCIS M. PINCKNEY III
CARLTON A. SHANNON, JR.                                                FACSIMILE
WILLIAM L. SITTON, JR.                                              704-377-9630
SUSAN L. SOWELL
ROBERT B. TUCKER, JR.
WILLIAM E. UNDERWOOD, JR.
JOSEPH WARREN III


                                __________________, 1998




Ms. Jane Gettman
Ms. Earlene Winner
c/o  The Columbus Grove
  Telephone Company
112 West Sycamore Street
Columbus Grove, OH   45830

Ladies and Gentlemen:

      We have acted as counsel to MJD Ventures, Inc., a Delaware corporation ("MJD" or "Purchaser"), in connection with the purchase by Purchaser of all of the capital stock of The Columbus Grove Telephone Company (the "Company") from Jane Gettman, Earlene Winner and the Other Stockholders ("Seller"), pursuant to a Stock Purchase Agreement entered into as of November ___, 1998 (the "Purchase Agreement") by, between and among Purchaser, the Company and Seller.

      This opinion is being delivered to you pursuant to Section 8.5 of the Purchase Agreement. Capitalized terms used herein which are not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

      In connection with this transaction, we have reviewed the Articles of Incorporation and Bylaws (the "Organizational Documents") of the Purchaser, the Purchase Agreement and such other instruments and documents as are executed and delivered pursuant to the Purchase Agreement, and have examined such other records and information and have conducted such other investigations as we have deemed necessary to

Ms. Jane Gettman
Ms. Earlene Winner
c/o  The Columbus Grove
  Telephone Company
_______________, 1998
Page 2



render the opinion set forth below. As to facts material to our opinion, we have relied upon the factual representations of Purchaser in the Purchase Agreement, certificates from certain state authorities and on those certificates delivered at Closing.

      We have assumed the conformity of all copies to the originals of all documents reviewed by us, the genuineness of all signatures (other than those of the shareholders, directors and officers of Purchaser) and the authenticity of all documents submitted to us (whether originals or copies).

      For the purposes of our opinion, we have assumed that the Purchase Agreement and all other instruments and documents executed and delivered pursuant thereto have been duly authorized, executed and delivered by all of the parties thereto other than Purchaser.

      Whenever a statement herein is qualified by the phrases "known to us" or "to our knowledge", or similar phrases, it is intended to indicate that during the course of our representation of Purchaser and the transactions contemplated by the Purchase Agreement, and having made inquiry of certain officers of Purchaser as to such matters, no information that would give us actual knowledge of the inaccuracy of such statement has come to our attention. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from our representation of Purchaser.

      Based upon the foregoing, and subject to the assumptions and qualifications herein set forth, it is our opinion that:

      1. MJD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged, to own, lease and operate its properties, and to enter into and to perform its obligations under the Purchase Agreement.

      2. The execution and delivery of the Purchase Agreement was duly authorized and approved by the Board of Directors of MJD. The Purchase

Ms. Jane Gettman
Ms. Earlene Winner
c/o  The Columbus Grove
  Telephone Company
_______________, 1998
Page 3



Agreement is a valid and binding obligation of MJD enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights in the event of future bankruptcy, insolvency or reorganization of Purchaser, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All persons who have executed this Purchase Agreement on behalf of MJD have been duly authorized to do so by all necessary corporate action.

      3. To our knowledge, MJD has given all notices to and has obtained from all state and federal regulatory authorities any approvals, consents, permits and authorizations required in order to consummate the transactions contemplated in the Purchase Agreement.

      The opinions expressed herein are based upon and limited to matters governed by the laws of the State of North Carolina and the State of Delaware, and we express no opinion as to any matter governed by the laws of any other jurisdiction. We are not authorized to practice law in the State of Delaware and the opinions set forth herein are rendered solely upon our review of applicable provisions of Delaware corporation law as currently published in standard compilations and such consultations with Delaware local counsel as we have deemed necessary or appropriate.

      This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. This opinion is limited to matters herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

      This opinion is being furnished to you in connection with the transactions contemplated by the Purchase Agreement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose nor relied upon by any other person or entity without our prior written consent.

Ms. Jane Gettman
Ms. Earlene Winner
c/o  The Columbus Grove
  Telephone Company
_______________, 1998
Page 4



      Finally, the opinions expressed herein represent our reasonable judgment as to the matters of law addressed herein, based upon the facts presented or assumed, and are not, and should not be construed or considered as, a guaranty.

                              Very truly yours,

                              UNDERWOOD KINSEY WARREN & TUCKER, P.A.

                                 Exhibit 11.2

                               Escrow Agreement

                               ESCROW AGREEMENT


      THIS ESCROW AGREEMENT (the "Escrow Agreement") is made as of ______________, 1998, between JANE GETTMAN, a resident of the State of Ohio ("Gettman"), EARLENE WINNER, a resident of the State of Ohio ("Winner", and collectively with Gettman, the "Belch Sisters"), MJD SERVICES CORP., a Delaware corporation ("Purchaser") and KeyCorp. (the "Escrow Agent").

                             STATEMENT OF PURPOSE

      On or about November ___, 1998, the Belch Sisters and Purchaser, among others, entered into a Stock Purchase Agreement (the "Purchase Agreement"), and pursuant to the provisions of Section 9.2 of the Purchase Agreement, the Belch Sisters and Purchaser agreed that One Million Dollars ($1,000,000) (the "Escrow Funds") of the total purchase price otherwise attributable to the Belch Sisters would be deposited with Escrow Agent as the exclusive source of recovery by Purchaser for any breach of the Purchase Agreement as set forth therein all in accordance with the terms of this Escrow Agreement.

      The Escrow Agent has agreed to serve as escrow agent under this Escrow Agreement and to accept delivery of the Escrow Funds in accordance with the terms and conditions set out in this Escrow Agreement.

                                   AGREEMENT

      In consideration of the premises, and the agreements set out below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties enter into the following Escrow Agreement:

      1. Deposit with Escrow Agent. At Closing of the sale and purchase of the Shares as provided in the Purchase Agreement, Purchaser shall deliver to the Escrow Agent the sum of One Million Dollars ($1,000,000) to be held, administered and distributed by the Escrow Agent pursuant to the terms of this Escrow Agreement.

      2. Escrow Funds. Upon receipt of the Escrow Funds, the Escrow Agent shall deposit the Escrow Funds in an escrow account (the "Escrow Account") and shall hold, administer, invest and distribute the Escrow Funds in accordance with the terms of this Escrow Agreement. All references in this Escrow Agreement to Escrow Funds shall include any investment of such funds and all investment earnings thereon.

      3. Purposes of Escrow. The Escrow Funds shall be used solely for the purposes and in the manner set forth in Article XI of the Purchase Agreement. The Escrow Funds shall not constitute an asset of the Belch Sisters until the distribution thereof to the Belch Sisters in accordance with the terms of the Purchase Agreement and of this Escrow Agreement.

      4. Term. The term of this Escrow Agreement ("Escrow Period") shall expire on April 30, 1999 (if the Closing contemplated by the Purchase Agreement (the "Closing") shall have occurred at any time in 1998) or the date which is seven
(7) months after Closing (if Closing shall have occurred at any time in 1999), except that the Escrow Period shall be automatically extended as necessary to provide for the disposition of any Claims filed by Purchaser with the Escrow Agent during such period, in accordance with the procedures set forth in Section 5 hereof.

      5.    Disbursement of Escrow Funds.

            (a) In the event Purchaser determines that it is entitled to all or any portion of the Escrow Funds pursuant to Article XI of the Purchase Agreement, Purchaser shall deliver written notice to the Escrow Agent and the Belch Sisters, stating the factual basis for, and the amount of, such entitlement ("Claim"). Within thirty (30) days following such delivery of the Claim, the Belch Sisters may deny all or any portion of the Claim by delivering written notice to the Escrow Agent and Purchaser, indicating the amount or portion of the Claim which is denied and the factual basis for such denial ("Denial").

            (b) In the event that the Belch Sisters fail to timely deliver a Denial to the Escrow Agent, the Escrow Agent shall immediately release and distribute to Purchaser an amount equal to the Claim.

            (c) In the event the Escrow Agent receives a timely Denial from the Belch Sisters as to all or any portion of a Claim, the Escrow Agent shall
      (i) immediately distribute to Purchaser an amount, if any, equal to the portion of the Claim that the Belch Sisters have not denied, and (ii) within sixty (60) days of receipt of such Denial, file an action in interpleader with any Ohio court of competent jurisdiction to resolve such disagreement and deposit with the registry of the court an amount equal to the denied portion of the Claim, unless a joint instruction is received by the Escrow Agent from the Belch Sisters and the Purchaser as to the disposition of the denied portion of the Claim prior to the expiration of such sixty (60) day period. If the Denial does not state the amount or portion of the Claim denied, the total amount of the Claim shall be deemed denied. Purchaser and the Belch Sisters agree to thereafter apply to such court for an order submitting the matter to arbitration pursuant to Section 11.6(b) of the Purchase Agreement.

            (d) The Escrow Agent shall equally divide and distribute any portion of the Escrow Funds remaining in the Escrow Agent's possession immediately upon the expiration of the Escrow Period in equal amounts to each of the Belch Sisters, free and discharged from any further obligation with respect to the same hereunder.

            (e) Notwithstanding anything herein to the contrary, during the Escrow Period, the Escrow Agent shall distribute so much of the Escrow Funds to the Belch Sisters as provided in a written joint instruction received by the Escrow Agent from the Belch Sisters and the Purchaser and signed by all of them.

      6. Release From Escrow. As and when all of the Escrow Funds are either distributed as provided hereunder or deposited with the registry of the court in interpleader, the Escrow Agent shall be released and discharged from any further obligation hereunder without further action of any party. Compliance by the Escrow Agent with any final, non-appealable order or a judgment of a court concerning the subject matter of any such dispute or agreement shall thereupon release and relieve the Escrow Agent from all obligations and responsibility with respect to the Escrow Funds to which such order or judgment relates.

      7. Investment of Escrow Funds. The Escrow Agent shall hold the Escrow Funds delivered to it under the terms of this Escrow Agreement and shall invest the Escrow Funds held by it (i) in interest bearing demand deposit accounts with commercial banks whose accounts are insured by the Federal Deposit Insurance Corporation, or (ii) in any other investment upon which the Belch Sisters and the Purchaser shall mutually agree in writing.

      8. Agreement of Escrow Agent. The Escrow Agent hereby agrees to receive the Escrow Funds and hold the same intact, and to deposit the Escrow Funds in accordance with the terms of this Escrow Agreement, and shall not permit any withdrawal except under the terms of this Escrow Agreement. The Escrow Agent shall be responsible only for the safekeeping and the deposit of the Escrow Funds and the disbursements or delivery in accordance with the terms of this Escrow Agreement. The Escrow Agent shall not be responsible for the appropriateness, sufficiency or accuracy of information contained in any written notice.

      9.    Performance of Escrow Agent.

            (a) There are no implied duties under this Escrow Agreement. The duties, obligations and acts of the Escrow Agent shall be construed as purely ministerial in nature. Escrow Agent shall be responsible for only those duties expressly set forth in this Escrow Agreement. In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties under this Escrow Agreement, Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which they may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Escrow Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for any other party to this Escrow Agreement given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained in any notice or document, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.

      (b) The Belch Sisters and the Purchaser agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent or the performance of its duties, including, without limitation, reasonable attorneys fees and costs attributable to any interpleader action commenced by the Escrow Agent or any other litigation arising from this Escrow Agreement or involving the subject matter of this Escrow Agreement; provided, however, that if Escrow Agent shall be found guilty of willful default or gross negligence under this Escrow Agreement, then, in that event, Escrow Agent shall itself bear all such losses, claims, damages, liabilities and expenses. The Belch Sisters on the one hand and the Purchaser on the other hand agree to split equally any amounts due under this Section 9(b).

      10. Fees of Escrow Agent. For its ordinary services hereunder (which shall include receipt, investment and disbursement of the Escrow Funds in the manner described in this Escrow Agreement), the Escrow Agent shall receive compensation of _________________________________ Dollars ($_______) to be paid equally by each of Purchaser on the one hand and the Belch Sisters on the other hand upon execution of this Escrow Agreement and shall receive such additional reasonable compensation during the term hereof as is commensurate with its services provided hereunder as Escrow Agent; any such additional compensation to be similarly paid equally by each of Purchaser on the one hand and the Belch Sisters on the other hand.

      11. Resignation of Escrow Agent. The Escrow Agent or successor at any time may resign by giving thirty (30) business days written notice to the parties hereto, and such resignation shall take effect at the end of such thirty (30) business days if all of the Escrow Funds have been tendered into the registry or custody of an Ohio court in the manner provided in Section 5 hereof, or upon the earlier appointment, with the approval of the Belch Sisters and the Purchaser, of a successor. From and after the effective date of such resignation or appointment of a successor, the Escrow Agent shall not be obligated to perform any of the duties of the Escrow Agent hereunder and will not be liable for any nonperformance thereof nor for any act or failure to act whatsoever on the part of any successor Escrow Agent. If the Belch Sisters and the Purchaser are unable to agree upon a successor Escrow Agent within thirty (30) days following notice of the Escrow Agent's resignation, the Escrow Agent shall commence an action in interpleader and deposit the Escrow Funds with the registry of the court in the manner provided in Section 5 hereof.

      12. Successor to Escrow Agent. Any corporation resulting from any merger or consolidation to which the Escrow Agent or any successor to it shall be a party, or any corporation in any manner succeeding to all or substantially all of the business of the Escrow Agent or any successor, shall be the successor escrow agent hereunder without the execution or filing of any paper or any further acts on the part of any of the parties hereto. In the event of a resignation of the Escrow Agent pursuant to paragraph 11 of this Escrow Agreement, any person(s) or corporation hereafter agreed upon by the parties shall be the successor escrow agent hereunder.

      13. Instructions and Notices. In executing and performing its duties hereunder, except as otherwise provided, the Escrow Agent shall be entitled to rely upon instructions of the Belch Sisters and the Purchaser. For all purposes hereunder, the Belch Sisters shall be required to act with unanimity, and Gettman shall act as spokeswoman for the Belch Sisters for purposes of all notices, communications, decisions and determinations. Any notice, payment, demand, instruction or communication required or permitted to be given by this Escrow Agreement shall be in writing and shall be given by hand delivery, overnight messenger or certified mail, return receipt requested, addressed to the appropriate party at the address stated below:


      If to the Belch Sisters:

                  Jane Gettman and Earlene Winner
                  15331 Old SR 65
                  Ottawa, OH 45875


      If to Purchaser:

                  MJD Ventures, Inc.
                  521 East Morehead Street, Suite 520
                  Charlotte, NC 28202
                  ATTN:  Mr. Eugene B. Johnson, Vice Chairman
                              and Executive Vice President


      If to Escrow Agent:

                  KeyCorp.
                  ----------------------------------------
                  ----------------------------------------
                  ----------------------------------------


      Any notice sent by overnight messenger or hand delivery shall be deemed made on the date received, and any notice sent by certified mail shall be deemed made three (3) days after mailing.

      14. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.

      15. Headings. The headings in this Escrow Agreement are inserted for convenience and identification only and are in no way intended to interpret, define or limit the scope, extent or intent of this Escrow Agreement or any provision of this Escrow Agreement.

      16. Severability. Each provision of this Escrow Agreement is intended to be severable. If any term or provision of this Escrow Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforcement of the remainder of this Escrow Agreement.

      17. Counterparts. This Escrow Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      18. Amendment. No modification or amendment to this Escrow Agreement shall be valid unless produced in writing and signed by all of the parties hereto.

      19. Successors. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, as the case may be. Escrow Agent shall not be bound by or incur any liability with respect to this Escrow Agreement or any other agreement or understanding between the Belch Sisters and the Purchaser, except as in this Escrow Agreement expressly provided.


      IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.





                                    _______________________________(SEAL)
                                    JANE GETTMAN



                                    _______________________________(SEAL)
                                    EARLENE WINNER


                                    MJD VENTURES, INC.



                                    __________________________________
                                    By: ______________________________
                                    Its: _____________________________

                                    Escrow Agent

                                    KEYCORP.



                                    By: _______________________________

                                    Its: ______________________________

                                 Schedule 3.3

                   Consents and Authorizations of Purchaser



      Approval of the PUCO to the change of control and reorganizations of Columbus and/or Quality contemplated by this transaction.




      FCC approval to transfer of control of certain radio and walkie talkie licenses.




      Local/municipal approval of change of control of telephone and cable television operations, as may be necessary.